Exhibit 10.10

Execution Version

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Double asterisks denote omissions.

SEPARATION AND DISTRIBUTION AGREEMENT

dated as of February 9, 2014

entered into by and among

IKARIA, INC.,

BELLEROPHON THERAPEUTICS LLC

and

IKARIA ACQUISITION INC.

i

TABLE OF CONTENTS

Page

Section 7.1	Disputes	33
Section 7.2	Escalation; Mediation	34
Section 7.3	Court Actions	34

ARTICLE 8 MISCELLANEOUS	34

Section 8.1	Governing Law	34
Section 8.2	Jurisdiction	35
Section 8.3	Notices	35
Section 8.4	Binding Effect and Assignment	36
Section 8.5	Severability	36
Section 8.6	Specific Performance	37
Section 8.7	Entire Agreement	37
Section 8.8	No Third-Party Beneficiaries	37
Section 8.9	Counterparts and Signature	37
Section 8.10	Expenses	37
Section 8.11	Amendment	38
Section 8.12	Waiver	38
Section 8.13	Authority; R&DCo Assets	38
Section 8.14	Construction of Agreement	38
Section 8.15	Termination	40
Section 8.16	Insurance	40

Schedules:

1.1(a)	Ikaria Names
1.1(b)	R&DCo Intellectual Property
6.1(c)	Indemnification Matters
8.13(a)	R&DCo Assets Used in or Necessary for Ikaria Business
8.13(b)	Required Consents

Exhibits

Exhibit A	-	Form of Device Clinical Supply Agreement
Exhibit B	-	Form of Drug Clinical Supply Agreement
Exhibit C	-	Form of Employee Matters Agreement
Exhibit D	-	Form of R&D Cross License Agreement
Exhibit E	-	Form of Transition Services Agreement

ii

SEPARATION AND DISTRIBUTION AGREEMENT

This SEPARATION AND DISTRIBUTION AGREEMENT, dated as of February 9, 2014 (this “Agreement”), is entered into by and among Ikaria, Inc., a Delaware corporation (“Ikaria”), Ikaria Acquisition Inc., a Delaware corporation (together with its successor, Ikaria Acquisition LLC, a Delaware limited liability company “AcquisitionCo”), and Bellerophon Therapeutics LLC, a Delaware limited liability company (“R&DCo”).  Each of Ikaria and R&DCo are sometimes referred to herein as a “Party,” and Ikaria and R&DCo are sometimes referred to herein collectively as the “Parties.”  Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in Article 1 of this Agreement.

RECITALS

WHEREAS, Ikaria is a fully-integrated biotherapeutics company focused on developing and commercializing innovative therapeutics and interventions designed to meet the significant unmet medical needs of critically ill patients;

WHEREAS, the Board of Directors of Ikaria (the “Ikaria Board”) has determined that it is appropriate, desirable and in the best interests of Ikaria and its stockholders to separate Ikaria into two independent companies, one for each of: (a) the Ikaria Business, which shall continue to be owned and conducted, directly or indirectly, in addition to any other line of business it may conduct, by Ikaria, and (b) the R&DCo Business, which shall be owned and conducted, directly or indirectly, by R&DCo (such separation, the “Separation”);

WHEREAS, (a) the applicable Ikaria Group Members have transferred, or will transfer, all of their right, title and interest in and to the R&DCo Assets to the applicable R&DCo Group Members; (b) the applicable R&DCo Group Members have transferred, or will transfer, all of their right, title and interest in and to the Ikaria Assets to the applicable Ikaria Group Members; (c) the applicable Ikaria Group Members have assumed, or will assume, the Ikaria Liabilities; and (d) the applicable R&DCo Group Members have assumed, or will assume, the R&DCo Liabilities, in each case as more fully described in this Agreement and the Ancillary Documents;

WHEREAS, INO Therapeutics LLC, a Delaware limited liability company (“INO Therapeutics”), is entering into the R&D Cross-License Agreement with Bellerophon Pulse Technologies LLC (formerly known as Ikaria Pulse Technologies LLC), a Delaware limited liability company (“Pulse Technologies”), pursuant to which the parties thereto have granted to one another the rights and licenses set forth therein;

WHEREAS, AcquisitionCo is a direct Subsidiary of Ikaria, and INO Therapeutics is a direct Subsidiary of AcquisitionCo;

WHEREAS, for purposes of completing the Separation, (a) R&DCo has been formed as a direct Subsidiary of AcquisitionCo; (b) Pulse Technologies was formed initially as a direct Subsidiary of INO Therapeutics; (c) INO Therapeutics distributed to AcquisitionCo, by means of a special dividend, 100% of the outstanding membership interests of Pulse Technologies; (d) Ikaria Development Subsidiary One LLC, a Delaware limited liability company and a direct Subsidiary of AcquisitionCo, was initially renamed Ikaria BCM LLC and has been subsequently renamed Bellerophon BCM LLC (“Bellerophon BCM”); (e) AcquisitionCo contributed 100% of the membership interests of each of Pulse Technologies and Bellerophon BCM to R&DCo; and (f) R&DCo formed Bellerophon Services, Inc., a Delaware corporation, as its wholly owned subsidiary (“ServicesCo” and, together with Pulse Technologies and Bellerophon BCM, the “R&DCo Subsidiaries”);

WHEREAS, on or prior to the date hereof AcquisitionCo will have distributed to Ikaria, by means of a special dividend, 1% of the outstanding R&DCo Voting Units (the “Initial Distribution”);

WHEREAS, following the Initial Distribution but prior to the Merger Closing, all outstanding shares of Ikaria’s preferred stock, par value $0.01 per share, and non-voting common stock, par value $0.01 per share, will convert into shares of Ikaria’s voting common stock, par value $0.01 per share, pursuant to the terms of an amendment to be filed to Ikaria’s Restated Certificate of Incorporation (the “Stock Conversion”);

WHEREAS, following the Stock Conversion, Ikaria will distribute to holders of shares of Ikaria Capital Stock, by means of a special dividend, the R&DCo Voting Units received by Ikaria in the Initial Distribution, as more fully described in this Agreement and the Ancillary Documents (such distribution, the “1% Distribution”);

WHEREAS, immediately following the 1% Distribution, AcquisitionCo will convert from a Delaware corporation into a Delaware limited liability company (the “LLC Conversion”);

WHEREAS, following the LLC Conversion but prior to the Merger Closing, (a) AcquisitionCo will distribute to Ikaria, by means of a special dividend, the remaining R&DCo Voting Units held by AcquisitionCo and (b) immediately thereafter, Ikaria shall distribute to holders of shares of Ikaria Capital Stock, by means of a special dividend, such R&DCo Voting Units, as more fully described in this Agreement and the Ancillary Documents (the “99% Distribution” and, together with the 1% Distribution, the “Distribution”);

WHEREAS, this Agreement is being entered into in connection with and prior to the consummation (the “Merger Closing”) of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of December 24, 2013 (as amended, the “Merger Agreement”), by and between Ikaria, Compound Holdings I, LLC, a Delaware limited liability company (“Purchaser Parent”), Compound Holdings II, Inc., a Delaware corporation and wholly owned Subsidiary of Purchaser Parent (“Purchaser”), Compound Merger Sub I, Inc., a Delaware corporation and wholly owned Subsidiary of Purchaser Parent, Compound Merger Sub II, Inc., a Delaware corporation and wholly owned Subsidiary of Purchaser, and New Mountain Partners II, L.P., a Delaware limited partnership, solely in its capacity as the stockholder representative; and

WHEREAS, it is appropriate and desirable to set forth certain transactions required to effect the Separation, the Distribution and certain other agreements that will govern certain matters relating to the Separation, the Distribution and the relationship of Ikaria, R&DCo and their respective Subsidiaries following the Separation and the Distribution.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth below, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1
DEFINITIONS

The following terms, as used in this Agreement, have the following meanings:

“1% Distribution” has the meaning set forth in the Recitals to this Agreement.

“99% Distribution” has the meaning set forth in the Recitals to this Agreement.

“access” has the meaning set forth in Section 4.3(b).

“Accredited Investor” has the meaning ascribed thereto in Rule 501 under the Securities Act.

“AcquisitionCo” has the meaning set forth in the Recitals to this Agreement.

“Action” means any action, claim, demand, suit, arbitration, mediation, inquiry, audit, hearing, proceeding or investigation by or before any Governmental Authority.

“Affiliate” of any Person means a Person that controls, is controlled by, or is under common control with such Person. It is expressly agreed that, from and after the Distribution, solely for purposes of this Agreement (a) no member of the R&DCo Group shall be deemed to be an Affiliate of any member of the Ikaria Group and (b) no member of the Ikaria Group shall be deemed to be an Affiliate of any member of the R&DCo Group.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Ancillary Documents” means each of the Transition Services Agreement, the R&D Cross-License Agreement, the Manufacturing and Supply Agreements, the Employee Matters Agreement and the Non-Competition Agreements, including any exhibits, schedules, attachments, tables or other appendices thereto.

“Assets” means assets, properties, claims and rights (including goodwill), wherever located (including in the possession of vendors or other third parties or elsewhere), of every kind, character and description, whether real, personal or mixed, tangible, intangible or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person.

“BCM” (Bioabsorbable Cardiac Matrix) means a polymer comprised of Sodium Alginate and Calcium D-Gluconate (including that designated by Ikaria as “IK-5001” and by BioLineRx as “BL-1040”), or any back-ups or second-generation or other future polymers or polymer combinations thereof, for any and all uses, including uses for the prevention of left ventricular remodeling after acute myocardial infarction or other indication.

“BCM Business” means the use of a polymer comprised of Sodium Alginate and Calcium D-Gluconate currently referred to as Bellerophon BCM LLC’s Bioabsorbable Cardiac Matrix (BCM) asset (or any back-ups or second-generation or other future polymers or polymer combinations thereof) in the management of acute myocardial infarction, or the prevention of left ventricular remodeling and the prevention of the progression to heart failure following acute myocardial infarction.

“Bellerophon BCM” has the meaning set forth in the Recitals to this Agreement.

“Business Day” means a day other than a Saturday, a Sunday or a day on which banking institutions located in New York, New York are authorized or obligated by Law to close.

“Cash and Cash Equivalents” has the meaning set forth in the definition of “R&DCo Assets” set forth herein.

“Claim Notice” has the meaning set forth in Section 6.3(a).

“Claimed Amount” has the meaning set forth in Section 6.3(a).

“Consents” means any consents, waivers or approvals from, or notification requirements to, any third parties.

“Contracts” means any contract, agreement, lease, license, sales order, purchase order, instrument or other commitment that is binding on any Person or any part of its property under applicable Law.

“control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

“Control Assessments and Audit” has the meaning set forth in Section 4.6(b).

“Controlling Party” has the meaning set forth in Section 6.3(d)(ii).

“COPD” means pulmonary hypertension secondary to chronic obstructive pulmonary disease.

“Copyright” has the meaning set forth in the definition of “Intellectual Property” contained herein.

“Damages” means all losses, claims, demands, damages, Liabilities, Taxes, judgments, dues, penalties, assessments, fines (civil, criminal or administrative), costs, liens, forfeitures, settlements, fees or expenses (including reasonable attorneys’ fees and expenses and any other expenses reasonably incurred in connection with investigating, prosecuting or defending a claim or Action), of any nature or kind, whether or not the same would properly be reflected on a balance sheet.

“Device Clinical Supply Agreement” means that certain Device Clinical Supply Agreement to be entered into by and between INO Therapeutics and Pulse Technologies on or prior to the Distribution Date, in the form attached hereto as Exhibit A.

“Distribution” has the meaning set forth in the Recitals to this Agreement.

“Distribution Date” means the date on which the 99% Distribution occurs.

“Drug Clinical Supply Agreement” means that certain Drug Clinical Supply Agreement to be entered into by and between INO Therapeutics and Pulse Technologies on or prior to the Distribution Date, in the form attached hereto as Exhibit B.

“Employee Matters Agreement” means that certain Employee Matters Agreement to be entered into by and between Ikaria and R&DCo on or prior to the Distribution Date, in the form attached hereto as Exhibit C.

“Environmental Law” means any Law or any Permit relating to health, safety, pollution or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or to Releases or threatened Releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Material, including the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendments and Reauthorization Act and the Resource Conservation and Recovery Act and comparable provisions in state, local, foreign or international Law.

“Environmental Liabilities” means all Liabilities (including all removal, remediation, cleanup or monitoring costs, investigatory costs, response costs, natural resources damages, property damages, personal injury damages, judgment or other determination of Liability and indemnity, contribution or similar obligations and all costs and expenses, interest, fines, penalties or other monetary sanctions in connection therewith) relating to, arising out of or resulting from any (a) actual or alleged (i) compliance or noncompliance with any Environmental Law, (ii) generation, use, storage, manufacture, processing, handling, possession, management, treatment, transportation, distribution, emission, discharge or disposal of any Hazardous Material, or (iii) presence, Release or threatened Release of, or exposure to, any Hazardous Material (including any exposure of any current or former Employee (as defined in the Employee Matters Agreement) or any individual who is, or was, an independent contractor, temporary employee, temporary service worker, consultant, freelancer, agency employee, on-call worker, incidental worker, or non-payroll worker for any Ikaria Group Member or R&DCo Group Member, as the case may be, to Hazardous Materials, except for claims that arise under, or are covered or barred by, workers’ compensation laws and/or workers’ compensation, disability or other insurance providing medical care and/or compensation to injured workers) or (b) Contract pursuant to which Liability is assumed or imposed with respect to any of the foregoing.

“Escalation Notice” has the meaning set forth in Section 7.2(a).

“First Party” has the meaning set forth in Section 4.6(c).

“First Party’s Auditors” has the meaning set forth in Section 4.6(c).

“GAAP” means U.S. generally accepted accounting principles, consistently applied.

“Governmental Authority” means any federal, state, local or foreign governmental or quasi-governmental entity or municipality or subdivision thereof or any authority, department, commission, board, bureau, agency, court, tribunal or instrumentality, or any applicable securities exchange or self-regulatory organization.

“Group” means either the Ikaria Group or the R&DCo Group, as the context requires.

“Group Member” means either an Ikaria Group Member or an R&DCo Group Member, as the context requires.

“Hazardous Material” means (a) any petroleum or petroleum products, radioactive materials, toxic mold, radon, asbestos or asbestos-containing materials in any form, lead-based paint, urea formaldehyde foam insulation, or polychlorinated biphenyls (PCBs); and (b) any chemicals, materials, substances, compounds, mixtures, products or byproducts, biological agents, living or genetically modified materials, pollutants, contaminants or wastes that are now or hereafter become defined or characterized as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “special waste,” “toxic substances,” “pollutants,” “contaminants,” “toxic,” “dangerous,” “corrosive,” “flammable,” “reactive,” “radioactive,” or words of similar import, under any Environmental Law.

“Ikaria” has the meaning set forth in the preamble to this Agreement.

“Ikaria Assets” means:

(a)           the Ikaria Names and all other Intellectual Property of Ikaria and its Subsidiaries;

(b)           any and all Assets that are contemplated by this Agreement or any Ancillary Document (including any schedule or exhibit hereto or thereto) as Assets to be retained by an Ikaria Group Member;

(c)           the capital stock and other equity interests of each of Ikaria’s Subsidiaries other than R&DCo and the R&DCo Subsidiaries;

(d)           all Contracts to which Ikaria or any of its Subsidiaries is a party or by which they or any of their respective Assets are bound and any rights or claims (whether accrued or contingent) of Ikaria or any of its Subsidiaries arising thereunder, other than this Agreement and the Ancillary Documents;

(e)           the Ikaria Books and Records;

(f)            all Tax credits, receivables, and loss carryforwards from Tax authorities of Ikaria and its Subsidiaries; and

(g)           all other Assets of Ikaria and its Subsidiaries (treating for this purpose the R&DCo Group as Subsidiaries of Ikaria prior to the Distribution) that are not R&DCo Assets.

“Ikaria Board” has the meaning set forth in the Recitals to this Agreement.

“Ikaria Books and Records” means originals or true and complete copies thereof, including electronic copies (if available), of (a) minute books, corporate charters and bylaws or comparable constitutive documents, records of share issuances and related corporate records, of the Ikaria Group; (b) all books and records relating to (i) Ikaria Employees, (ii) the purchase of materials, supplies and services for the Ikaria Business, (iii) dealings with customers of the Ikaria Business and (iv) dealings with licensors to the Ikaria Business; and (c) all files relating to any Action the Liability with respect to which is an Ikaria Liability. Notwithstanding the foregoing, “Ikaria Books and Records” shall not include (A) any Tax Returns that relate solely to any R&DCo Group Member or (B) the R&DCo Books and Records.

“Ikaria Business” means the businesses or operations of the Ikaria Group other than the R&DCo Business.

“Ikaria Capital Stock” means any of the outstanding shares of capital stock of Ikaria, including shares of its (a) common stock, par value $0.01 per share, and (b) preferred stock, par value $0.01 per share, regardless of (i) whether such shares are designated “voting” or “non-voting” and (ii) which class such shares have been designated, in each case, pursuant to Ikaria’s Restated Certificate of Incorporation, as amended.

“Ikaria Employee” has the meaning set forth in the Employee Matters Agreement.

“Ikaria Group” means Ikaria and each other Person that Ikaria now or hereafter controls (other than R&DCo or any R&DCo Group Member).

“Ikaria Group Member” means any Person now or hereafter included in the Ikaria Group.

“Ikaria Indemnified Parties” has the meaning set forth in Section 6.1.

“Ikaria Liabilities” means:

(a)           any and all Liabilities that are expressly contemplated by this Agreement or any Ancillary Document (or any other schedule hereto or thereto) as Liabilities to be retained or assumed by an Ikaria Group Member, and all agreements and obligations of any Ikaria Group Member under this Agreement or any of the Ancillary Documents;

(b)           any and all Liabilities relating to, arising out of or resulting from any Ikaria Assets;

(c)           any and all Environmental Liabilities relating to, arising out of or resulting from:

(i)            researching, developing, manufacturing, finishing, marketing, distributing, leasing, selling or other operations associated with the Ikaria Business and the Ikaria Assets to the extent conducted by Ikaria and its Subsidiaries, at any time at or prior to the date hereof in any such case whether occurring or arising before, on or after the date hereof; or

(ii)           any real property that is an Ikaria Asset, whether occurring or arising before, on or after the date hereof.

(d)           any and all Liabilities relating to, arising out of or resulting from any Indebtedness of any Ikaria Group Member (whether incurred prior to, or after the date hereof);

(e)           any and all Liabilities of the Ikaria Group for Taxes that are imposed on the Ikaria Group (A) on or before the Distribution with respect to the operations of the R&DCo Group prior to the Distribution, and (B) with respect to the operations of the Ikaria Group, whether or not such Taxes are attributable to R&DCo Assets, including any Taxes incurred as the result of the Distribution; and

(f)            any and all other Liabilities of Ikaria and its Subsidiaries that are not R&DCo Liabilities;

provided that, notwithstanding anything herein to the contrary, Ikaria Liabilities shall not include any R&DCo Liabilities.

“Ikaria Names” means the trade names specified on Schedule 1.1(a) (and any derivatives of any such trade name) and associated logos or Trademarks.

“Ikaria Stock Option” has the meaning set forth in the Employee Matters Agreement.

“Ikaria RSU” has the meaning set forth in the Employee Matters Agreement.

“Indebtedness” of any Person means (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (f) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, or other encumbrance on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all guarantees by such Person of indebtedness of others, (h) all capital lease obligations of such Person and (i) all securities or other similar instruments convertible or exchangeable into any of the foregoing, but excluding daily cash overdrafts associated with routine cash operations.

“Indemnified Party” has the meaning set forth in Section 6.3(a).

“Indemnifying Party” has the meaning set forth in Section 6.3(a).

“Information” means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible form, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

“Initial Distribution” has the meaning set forth in the Recitals to this Agreement.

“INO Therapeutics” has the meaning set forth in the Recitals to this Agreement.

“Intellectual Property” means all intellectual property throughout the world, including all U.S. and foreign (a) patents, invention disclosures, and all related continuations, continuations-in-part, divisionals, provisionals, renewals, reissues, re-examinations, additions, extensions (including all supplementary protection certificates), and all applications and registrations therefor (“Patent Rights”), (b) trademarks, service marks, names, corporate names, trade names, domain names, logos, slogans, trade dress, design rights, and other similar designations of source or origin and all applications and registrations therefor, together with the goodwill symbolized by any of the foregoing (“Trademarks”), (c) copyrights and copyrightable subject matter and all applications and registrations therefor (“Copyrights”), and (d) any and all trade secrets, confidential data and technical information, including practices, techniques, methods, processes, inventions, developments, specifications, formulations, manufacturing processes, structures, chemical or biological manufacturing control data, analytical and quality control information and procedures, pharmacological, toxicological and clinical test data and results, stability data, studies and procedures and regulatory information (“Know-How”).

“Internal Reorganization Contracts” means (i) that certain Contribution Agreement, dated as of October 17, 2013, by and between INO Therapeutics and Pulse Technologies; (ii) that certain Contribution Agreement, dated as of October 17, 2013, by and between AcquisitionCo and R&DCo; (iii) that certain Contribution Agreement, dated as of October 17, 2013, by and between AcquisitionCo and R&DCo; (iv) that certain Assignment and Assumption Agreement, dated as of October 17, 2013, by and between Ikaria and Bellerophon BCM; (v) that certain Assignment and Assumption Agreement, dated as of October 17, 2013, by and between Ikaria Therapeutics LLC and Bellerophon BCM; (vi) that certain Assignment and Assumption Agreement, dated as of October 17, 2013, by and between INO Therapeutics and Bellerophon BCM; and (vii) that certain Contribution Agreement, dated as of February 7, 2014, by and between Ikaria, INO Therapeutics and ServicesCo.

“IPF” shall mean idiopathic pulmonary fibrosis.

“Know-How” has the meaning set forth in the definition of “Intellectual Property”.

“Law” means each applicable law, order, judgment, rule, code, statute, regulation, requirement, variance, decree, writ, injunction, award, ruling or ordinance of any Governmental Authority, including the common law.

“Liabilities” means debts, liabilities, guarantees, assurances, commitments and obligations of any nature or description, whether fixed, contingent or absolute, asserted or unasserted, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising (including any of the foregoing arising out of (a) any Contract or tort based on negligence or strict liability or (b) any act or failure to act by any past or present Representative, whether or not such act or failure to act was within such Representative’s authority), and whether or not the same would be required by GAAP to be reflected in financial statements or disclosed in the notes thereto.

“Lien” means any mortgage, security interest, pledge, lien, charge, claim, option, right to acquire, voting or other restriction, right-of-way, covenant, condition, easement, encroachment, restriction on transfer or other encumbrance of any nature whatsoever.

“LLC Conversion” has the meaning set forth in the Recitals to this Agreement.

“Manufacturing and Supply Agreements” means the Drug Clinical Supply Agreement and the Device Clinical Supply Agreement.

“Merger Agreement” has the meaning set forth in the Recitals to this Agreement.

“Non-Competition Agreements” means, collectively, the Agreement Not To Compete entered into by and between AcquisitionCo and Bellerophon BCM on September 20, 2013; the Agreement Not To Compete entered into by and between AcquisitionCo and Pulse Technologies on October 18, 2013; the Agreement Not To Compete entered into by and between AcquisitionCo and R&DCo on October 18, 2013; and the Agreement Not To Compete entered into by and between AcquisitionCo and ServicesCo on February 7, 2014.

“Non-controlling Party” has the meaning set forth in Section 6.3(d)(ii).

“Non-Party Affiliates” has the meaning set forth in Section 6.5.

“Other Party’s Auditors” has the meaning set forth in Section 4.6(c).

“PAH” shall mean primary or idiopathic pulmonary arterial hypertension

“Party” has the meaning set forth in the preamble to this Agreement.

“Patent Rights” has the meaning set forth in the definition of “Intellectual Property” contained herein.

“Permit” means any license, permit, franchise, approval, consent, registration or authorization issued by any Governmental Authority.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or any Governmental Authority.

“Possessor” has the meaning set forth in Section 4.3(b).

“Post-Distribution Financing” means any public or private financing (or refinancing) undertaken by either Party or their respective Group Members, or a secondary offering of the securities of either Party or their respective Group Members by the stockholders of such Party or Group Members, following the Distribution Date, whether by means of a syndicated or unsyndicated commercial loan or a public or private offering of debt, equity or other securities.

“Pulse Technologies” has the meaning set forth in the Recitals to this Agreement.

“Purchaser Parent” has the meaning set forth in the Recitals to this Agreement.

“R&D Cross-License Agreement” means that certain Exclusive Cross-License, Technology Transfer, and Regulatory Matters Agreement to be entered into by and between INO Therapeutics and Pulse Technologies on or prior to the Distribution Date, in the form attached hereto as Exhibit D.

“R&DCo” has the meaning set forth in the preamble to this Agreement.

“R&DCo Assets” means:

(a)           all Assets (i) that were transferred to R&DCo or its Subsidiaries pursuant to the Internal Reorganization Contracts and (ii) that are used solely and/or held for use solely in the BCM Business;

(b)           the Intellectual Property described on Schedule 1.1(b);

(c)           all R&DCo Books and Records;

(d)           all accounting and other legal and business books, records, ledgers and files and all personnel records, in each case, whether printed, electronic, contained on storage media or written, or in any other form, in each case only to the extent solely relating to the R&DCo Business;

(e)           all prepaid expenses, trade accounts and other accounts and notes receivable currently held by R&DCo that are not Ikaria Assets;

(f)            all cash or cash equivalents, certificates of deposit, banker’s acceptances and other investment securities of any form or maturity and all bank accounts, lock boxes and other deposit arrangements and all brokerage accounts currently held by R&DCo or its Subsidiaries, in each case net of outstanding or uncleared checks, drafts and wire transfers (collectively, “Cash and Cash Equivalents”); and

(g)           all accessories that interface or interoperate with, or support the use of, the Assets that were transferred by INO Therapeutics to Pulse Technologies pursuant to the Contribution Agreement, dated October 17, 2013, by and between INO Therapeutics and Pulse Technologies.

“R&DCo Books and Records” means originals or true and complete copies thereof, including electronic copies (if available), of (a) all minute books, certificates of formation, limited liability company agreements, and bylaws or comparable constitutive documents, records of membership interest, unit or share issuances and related records of each member of the R&DCo Group, (b) all books and records exclusively relating to (i) Transferred Employees, (ii) the purchase of materials, supplies and services for the R&DCo Business and (iii) dealings with licensors to the R&DCo Business and (c) all files relating exclusively to any Action the Liability with respect to which is an R&DCo Liability. Notwithstanding the foregoing, “R&DCo Books and Records” shall not include any Tax Returns that relate solely to the Ikaria Group.

“R&DCo Business” means the development, manufacture, commercialization, promotion, sale, import, export, servicing, repair, training, storage, distribution, transportation, licensing or other handling or disposition of nitric oxide, a device intended to deliver nitric oxide, or a service that delivers or supports the delivery of nitric oxide for or in connection with the outpatient, chronic treatment of patients who have COPD, IPF, or PAH, in each case even if initiation of therapy occurs in a hospital setting or such treatment occurs as part of episodic treatment or hospitalization of patients with COPD, IPF or PAH.  In addition, the term “R&DCo Business” shall also include the BCM Business.

“R&DCo Group” means R&DCo, the R&DCo Subsidiaries and each other Person that R&DCo controls.

“R&DCo Group Member” means any Person now or hereafter included in the R&DCo Group.

“R&DCo Indemnified Parties” has the meaning set forth in Section 6.2.

“R&DCo Liabilities” means:

(a)           any and all Liabilities that are expressly contemplated by this Agreement or any Ancillary Document (or any other schedules hereto or thereto) as Liabilities to be retained or assumed by any R&DCo Group Member, and all agreements, obligations and Liabilities of any R&DCo Group Member under this Agreement, or any of the Ancillary Documents;

(b)           any and all Liabilities relating to, arising out of or resulting from any R&DCo Assets;

(c)           any and all Liabilities relating to, arising out of or resulting from the conduct and operation of the R&DCo Business, at any time prior to, on or after the date hereof (including any such Liability relating to, arising out of or resulting from any act or failure to act by any Representative of any Ikaria Group Member (whether or not such act or failure to act is or was within such Representative’s authority)), in any such case whether occurring or arising before, on or after the date hereof;

(d)           any and all Environmental Liabilities relating to, arising out of or resulting from the R&DCo Business or any R&DCo Assets, in any such case whether occurring or arising before, on or after the date hereof;

(e)           any and all Liabilities that were assumed by R&DCo or its Subsidiaries pursuant to the Internal Reorganization Contracts;

(f)            any and all Liabilities relating to, resulting from or arising out of any Action to the extent relating to the R&DCo Group;

(g)           any and all Liabilities arising out of claims made by R&DCo’s directors, officers, employees, agents, Subsidiaries or Affiliates against any member of the Ikaria Group or the R&DCo Group to the extent relating to the R&DCo Business; and

(h)           any and all Liabilities of the R&DCo Group for Taxes that are imposed on the R&DCo Group with respect to the operations of the R&DCo Group after the Distribution.

“R&DCo LLC Agreement” means the Amended & Restated Limited Liability Company Agreement of Bellerophon Therapeutics LLC to be entered into on or about the date hereof (as amended, modified or supplemented from time to time).

“R&DCo Non-Voting Units” means the Units denominated as Non-Voting Units pursuant to the Amended and Restated Limited Liability Company Agreement of R&DCo.

“R&DCo Subsidiaries” has the meaning set forth in the Recitals to this Agreement.

“R&DCo Voting Units” means the Units denominated as Voting Units pursuant to the Amended and Restated Limited Liability Company Agreement of R&DCo.

“Record Date” means the close of business on the date to be determined by the Ikaria Board as the record date for determining the stockholders of Ikaria entitled to receive R&DCo Voting Units pursuant to the Distribution.

“Release” means any release, spill, emission, leaking, dumping, pumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata, soil and sediments).

“Representatives” means, with respect to any Person, any of such Person’s directors, officers, employees, agents, consultants, advisors, accountants, attorneys or other representatives.

“Requestor” has the meaning set forth in Section 4.3(b).

“Required Disclosure” means a disclosure of Information that (a) a Party or one of its Group Members determines is required pursuant to applicable Law (including the rules and regulations of the SEC or any national securities exchange, including as the same may apply to the registration of any securities in connection with a proposed Post-Distribution Financing), (b)

is demanded or requested pursuant to any legal process or (c) is made in response to any demand or request by a Governmental Authority (including any such disclosure to the extent reasonably necessary to respond to any written request or official comment from a Governmental Authority, such as in connection with responding to (i) comment letters from SEC in connection with a Post-Distribution Financing or otherwise or (ii) requests for information from the U.S. Food and Drug Administration).

“Required R&DCo Financial Statements” shall mean (a) audited balance sheets of the R&DCo Business as of December 31, 2011 and December 31, 2012, and audited statements of operations, changes in invested equity (deficit) and cash flows for the R&DCo Business for each of the years ended December 31, 2011 and December 31, 2012 and for the period from August 26, 2009 (inception) to December 31, 2012, together with associated notes to those financial statements, in each case, prepared in accordance with GAAP, (b) an unaudited balance sheet as of September 30, 2013, and unaudited statements of operations, changes in invested equity (deficit) and cash flows for the R&DCo Business for each of the nine-month periods ended September 30, 2013 and 2012, together with associated notes to those unaudited financial statements, in each case, prepared in accordance with GAAP, and (c) reviews prepared by the R&DCo’s independent auditor in respect of such independent auditor’s performance of the procedures specified by the Public Company Accounting Oversight Board for a review of interim financial information as described in AU 722 with respect to the financial statements described in the foregoing clause (b).

“Restricted Information” has the meaning set forth in Section 4.3(b).

“Retention Period” has the meaning set forth in Section 4.4.

“SEC” means the United States Securities and Exchange Commission or any successor agency.

“Securities Act” means the Securities Act of 1933, as amended.

“Separation” has the meaning set forth in the Recitals to this Agreement.

“ServicesCo” has the meaning set forth in the Recitals to this Agreement.

“Stock Conversion” has the meaning set forth in the Recitals to this Agreement.

“Subsidiary” means with respect to any specified Person, any corporation or other legal entity of which such Person or any of its Subsidiaries controls or owns, directly or indirectly, more than 50% of the stock or other equity interest entitled to vote on the election of the members to the board of directors or similar governing body; provided, however, that unless the context otherwise requires, references to Subsidiaries of Ikaria shall not include R&DCo or any R&DCo Group Members.

“Tax” and “Taxes” means any and all taxes, charges, fees, duties, contributions, levies or other similar assessments or liabilities, including, without limitation, income, gross receipts, corporation, ad valorem, premium, value-added, net worth, capital stock, capital gains, documentary, recapture, alternative or add-on minimum, disability, registration, recording, excise, real property, personal property, sales, use, license, lease, service, service use, transfer, withholding, employment, unemployment, insurance, social security, national insurance, business license, business organization, environmental, workers compensation, payroll, profits, severance, stamp, occupation, escheat, windfall profits, customs duties, franchise, estimated and other taxes of any kind whatsoever imposed by the United States of America or any state, local or foreign government, or any agency or political subdivision thereof, and any interest, fines, penalties, assessments or additions to tax imposed with respect to such items or any contest or dispute thereof.

“Tax Return” means any and all reports, returns (including information returns), declarations, or statements relating to Taxes, including any schedule or attachment thereto and any related or supporting workpapers or information with respect to any of the foregoing, including any amendment thereof filed with or submitted to any Governmental Entity in connection with the determination, assessment, collection or payment of Taxes or in connection with the administration, implementation or enforcement of or compliance with any legal requirement relating to any Tax, and including, for the avoidance of doubt, U.S. Department of the Treasury Form TD F 90-22.1.

“Third-Party Claim” has the meaning set forth in Section 6.3(d)(i).

“Trademark” has the meaning set forth in the definition of “Intellectual Property” contained herein.

“Transferred Employees” has the meaning set forth in the Employee Matters Agreement.

“Transition Services Agreement” means the Transition Services Agreement entered into by and between Ikaria and R&DCo, effective on or prior to the Distribution Date, to be in the form attached hereto as Exhibit E.

ARTICLE 2
ASSET TRANSFERS

Section 2.1            Transfer of Assets, Assumption of Liabilities.

(a)           Except to the extent otherwise provided in this Agreement or any Ancillary Document and only to the extent not previously effectuated prior to the date hereof, Ikaria shall (and Ikaria shall cause each other Ikaria Group Member to) assign, transfer and convey to the applicable R&DCo Group Members, and R&DCo shall (and R&DCo shall cause each other R&DCo Group Member to) receive and accept from the Ikaria Group Members, all of the Ikaria Group Members’ right, title and interest in and to the R&DCo Assets (with the R&DCo Assets relating to BCM being transferred to Bellerophon BCM, the R&DCo Assets relating to the employment of the Transferred Employees being transferred to ServicesCo and all other R&DCo Assets being transferred to Pulse Technologies).  To the extent not previously effectuated, such assignments, transfers and conveyances shall be effective immediately prior to the Distribution, or at such other times as may be provided in each respective Ancillary

Document and shall be subject to the terms and conditions of this Agreement and any applicable Ancillary Document.

(b)           Except to the extent otherwise provided in this Agreement or any Ancillary Document and only to the extent not previously effectuated prior to the date hereof, R&DCo shall (and R&DCo shall cause each other R&DCo Group Member to) assume and on a timely basis pay, perform, satisfy and discharge the R&DCo Liabilities in accordance with their respective terms (with Bellerophon BCM assuming the R&DCo Liabilities relating to BCM, ServicesCo assuming the R&DCo Liabilities relating to the Transferred Employees, and Pulse Technologies assuming all other R&DCo Liabilities).  To the extent not previously effectuated prior to the date hereof, such assumptions of R&DCo Liabilities and Ikaria Liabilities shall be effective immediately prior to the Distribution or at such other times as may be provided in each respective Ancillary Document and shall be subject to the terms and conditions of this Agreement and any applicable Ancillary Document.

(c)           For a period of seven years following the Distribution, if at any time or from time to time any Party (or Person in such Party’s respective Group) shall receive or otherwise possess any Asset or Liability, as applicable, that is allocated to any other Person pursuant to this Agreement or any Ancillary Document, such Party shall use its reasonable best efforts to promptly transfer, or cause to be transferred, such Asset or Liability, as applicable, to the Person so entitled thereto or responsible for the assumption thereof; provided that R&DCo shall only be permitted to make claims under this Section 2.1(c) with respect to Cash and Cash Equivalents until the date that is 45 days after the Effective Time (as defined in the Merger Agreement), and if no such claims are made within such period, R&DCo shall have no further rights under this Section 2.1(c) with respect to Cash and Cash Equivalents following such date.

Section 2.2            Further Assurances.  In furtherance of the transactions contemplated by Section 2.1, except to the extent otherwise provided in this Agreement or in any Ancillary Document, from and after the Distribution Date, the Parties shall execute and deliver, and they shall cause their respective Subsidiaries, as applicable, to execute and deliver: (i) to the extent not executed and delivered prior thereto, the Ancillary Documents; (ii) such bills of sale, membership interest or unit, powers, certificates of title, assignments of Contracts, subleases and other instruments of transfer, conveyance and assignment as, and to the extent, necessary or appropriate to evidence (A) the transfer, conveyance and assignment to the R&DCo Group Members of all of the Ikaria Group Members’ right, title and interest in and to the R&DCo Assets and (B) the transfer, conveyance and assignment to the Ikaria Group Members of all of the R&DCo Group Members’ right, title and interest in and to the Ikaria Assets; and (iii) such assumptions of Contracts and other instruments of assumption as, and to the extent, necessary or convenient to evidence the valid and effective assumption of (A) the R&DCo Liabilities by the R&DCo Group Members and (B) the Ikaria Liabilities by the Ikaria Group Members.

Section 2.3            Transfers Not Effected Prior to Distribution.  The Parties acknowledge and agree that some of the transfers of R&DCo Assets contemplated by Section 2.1(a) may not be effected prior to the Distribution due to the inability of the Parties to take certain other actions necessary to effect such transfers prior to such time.  To the extent any transfers of such R&DCo Assets contemplated by Section 2.1(a) have not been fully effected prior to the Distribution, each of Ikaria and R&DCo shall cooperate and use its respective reasonable best efforts (and shall cause each of its applicable Group Members to use its respective reasonable best efforts) to take any other actions necessary to effect such transfers of such R&DCo Assets as promptly as practicable following the Distribution.

Section 2.4            Bank Accounts.

(a)           It is intended that R&DCo and Ikaria will maintain separate bank accounts and separate cash management processes.

(b)           As between Ikaria and R&DCo (and the members of their respective Groups), all payments made and reimbursements received after the date hereof by either Party (or member of its Group) that relate to a business, Asset or Liability of the other Party (or member of its Group) shall be held by such Party in trust for the use and benefit of the Party entitled thereto and, promptly upon receipt by such Party of any such payment or reimbursement, such Party shall pay over, or shall cause the applicable member of its Group to pay over to the other Party the amount of such payment or reimbursement without right of set-off.

Section 2.5            Novation of R&DCo Liabilities.

(a)           R&DCo shall use its reasonable best efforts to obtain, or to cause to be obtained, as soon as practicable following the Distribution, any consent, substitution, approval, release or amendment requested by Ikaria required to novate or assign to the applicable Person in the R&DCo Group all obligations under agreements, leases, licenses and other obligations or Liabilities of any nature whatsoever that constitute R&DCo Liabilities, or to obtain in writing the unconditional release of all parties to such arrangements other than any Person in the R&DCo Group, so that, in any such case, the R&DCo Group Members will be solely responsible for such Liabilities; provided, however, that neither Ikaria nor R&DCo shall be obligated to pay any consideration therefor to any third party from whom such consents, approvals, substitutions, amendments and releases are requested; provided further, however, that any legal fees or other administrative costs associated with obtaining such consents, approvals, substitution, amendments and releases shall be borne by R&DCo.

(b)           If R&DCo is unable to obtain, or to cause to be obtained, any such required consent, substitution, approval, release or amendment, the applicable Person in the Ikaria Group shall continue to be bound by such agreements, leases, licenses and other obligations that constitute R&DCo Liabilities and, unless not permitted by Law or the terms thereof, R&DCo shall cause a Person in the R&DCo Group, as agent or subcontractor for such Person in the Ikaria Group, to pay, perform and discharge fully all such obligations or other Liabilities of Ikaria or such other Person that constitute R&DCo Liabilities thereunder from and after the Distribution. R&DCo shall indemnify each Ikaria Indemnified Party and hold each of them harmless against any Liabilities arising in connection therewith. Ikaria shall, without further consideration, pay or remit, or cause to be paid or remitted, to R&DCo promptly all money, rights and other consideration received by it or any Person in the Ikaria Group in respect of such performance. If and when any such consent, approval, release, substitution or amendment shall be obtained or such agreement, lease, license or other rights or obligations shall otherwise become assignable or able to be novated, Ikaria shall thereafter assign, or cause to be assigned, all its rights, obligations and other Liabilities thereunder or any rights or obligations of any Person in its Group to R&DCo (or to an R&DCo Group Member designated by R&DCo) without payment of further consideration, and R&DCo, without the payment of any further consideration, shall or shall cause its designee to, assume such rights and obligations.

Section 2.6            Novation of Ikaria Liabilities.

(a)           Ikaria shall use its reasonable best efforts to obtain, or to cause to be obtained, as soon as practicable following the Distribution, any consent, substitution, approval, release or amendment requested by R&DCo required to novate or assign to the applicable Person in the Ikaria Group all obligations under agreements, leases, licenses and other obligations or Liabilities of any nature whatsoever that constitute Ikaria Liabilities, or to obtain in writing the unconditional release of all parties to such arrangements other than any Person in the Ikaria Group, so that, in any such case, the Ikaria Group Members will be solely responsible for such Liabilities; provided, however, that neither Ikaria nor R&DCo shall be obligated to pay any consideration therefor to any third party from whom such consents, approvals, substitutions, amendments and releases are requested; provided further, however, that any legal fees or other administrative costs associated with obtaining such consents, approvals, substitution, amendments and releases shall be borne by Ikaria.

(b)           If Ikaria is unable to obtain, or to cause to be obtained, any such required consent, substitution, approval, release or amendment, the applicable Person in the R&DCo Group shall continue to be bound by such agreements, leases, licenses and other obligations that constitute Ikaria Liabilities and, unless not permitted by Law or the terms thereof, Ikaria shall cause a Person in the Ikaria Group, as agent or subcontractor for such Person in the R&DCo Group, to pay, perform and discharge fully all such obligations or other Liabilities of R&DCo or such other Person that constitute Ikaria Liabilities thereunder from and after the Distribution. Ikaria shall indemnify each R&DCo Indemnified Party and hold each of them harmless against any Liabilities arising in connection therewith. R&DCo shall, without further consideration, pay or remit, or cause to be paid or remitted, to Ikaria promptly all money, rights and other consideration received by it or any Person in the R&DCo Group in respect of such performance. If and when any such consent, approval, release, substitution or amendment shall be obtained or such agreement, lease, license or other rights or obligations shall otherwise become assignable or able to be novated, R&DCo shall thereafter assign, or cause to be assigned, all its rights, obligations and other Liabilities thereunder or any rights or obligations of any Person in its Group to Ikaria (or to an Ikaria Group Member designated by Ikaria) without payment of further consideration, and Ikaria, without the payment of any further consideration shall, or shall cause its designee to, assume such rights and obligations.

ARTICLE 3
THE DISTRIBUTION

Section 3.1            The Distribution.

(a)           Ikaria shall effect the Distribution in accordance with the terms of the Merger Agreement.  The Distribution shall involve the following steps:

(i)          On or prior to the date hereof, AcquisitionCo shall have effected the Initial Distribution by distributing to Ikaria, by means of a special dividend, 1% of the outstanding R&DCo Voting Units.

(ii)         Following the Initial Distribution but prior to the Merger Closing, Ikaria shall effect the Stock Conversion by causing the filing of a Certificate of Amendment to Ikaria’s Restated Certificate of Incorporation, pursuant to which all outstanding shares of Ikaria’s preferred stock, par value $0.01 per share, and non-voting common stock, par value $0.01 per share, shall convert into shares of Ikaria’s voting common stock, par value $0.01 per share.

(iii)        Following the Stock Conversion, Ikaria shall effect the 1% Distribution by distributing by means of a special dividend to the holders of outstanding shares of Ikaria Capital Stock as of the Record Date, the R&DCo Voting Units received by Ikaria in the Initial Distribution.  Such special dividend shall be paid to the holders of Ikaria Capital Stock on a pro rata basis based on each such holder’s pro rata ownership of Ikaria Capital Stock, with each such holder receiving 1% of one R&DCo Voting Unit for each share of Ikaria voting common stock held by such Ikaria stockholder on the Record Date.

(iv)        Immediately following the 1% Distribution, AcquisitionCo shall effect the LLC Conversion pursuant to which AcquisitionCo shall convert from a Delaware corporation into a Delaware limited liability company.

(v)         Following the LLC Conversion but prior to the Merger Closing, AcquisitionCo shall distribute to Ikaria, by means of a special dividend, the remaining R&DCo Voting Units held by AcquisitionCo.

(vi)        Immediately thereafter, Ikaria shall effect the 99% Distribution by distributing by means of a special dividend to the holders of outstanding shares of Ikaria Capital Stock as of the Record Date, such R&DCo Voting Units.  Such special dividend shall be paid to the holders of Ikaria Capital Stock on a pro rata basis based on each such holder’s pro rata ownership of Ikaria Capital Stock, with each such holder receiving 99% of one R&DCo Voting Unit for each share of Ikaria voting common stock held by such Ikaria stockholder on the Record Date.

(b)           In addition, in connection with the Distribution and prior to the Distribution Date:

(i)          the exercise price of all outstanding Ikaria Stock Options will be adjusted downward to reflect the impact of the Distribution on the value of Ikaria, and options to purchase R&DCo Non-Voting Units will be distributed to holders of outstanding Ikaria Stock Options with exercise prices that are based on the value ascribed to R&DCo in the Distribution, all as set forth more fully in Article VII of the Employee Matters Agreement; provided that each holder of an outstanding Ikaria Stock Option that is neither an Accredited Investor nor an employee of Ikaria will receive, in lieu of each such options to purchase R&DCo Non-Voting

Units, an amount in cash equal to the difference between the fair market value of an R&DCo Non-Voting Unit (as determined by R&DCo) less the exercise price of the options to purchase R&DCo Non-Voting Units, less applicable withholding taxes, which R&DCo shall pay (or cause to be paid) to the holder promptly following completion of the Distribution; and

(ii)         each holder of an Ikaria RSU shall receive an award consisting of the same number of restricted Non-Voting Units of R&DCo as were subject to the Ikaria RSU, as set forth more fully in Article VII of the Employee Matters Agreement.

(c)           Subject to the terms of the Merger Agreement and with the prior written consent of Purchaser (not to be unreasonably withheld), Ikaria may, at any time and from time to time until the completion of the Distribution, modify or change the terms of the Distribution, including by accelerating or delaying the timing of the consummation of all or part of the Distribution.  R&DCo shall cooperate with Ikaria in all respects to accomplish the Distribution and shall, at Ikaria’s direction, promptly take any and all actions necessary or desirable to effect the Distribution. For the avoidance of doubt, if the Merger Agreement is terminated in accordance with its terms prior to the Closing as defined therein, Ikaria shall have the right not to complete all or any portion of the Distribution for any or no reason.

Section 3.2            Actions Prior to the Distribution.  In connection with the Distribution, the Parties shall take the actions set forth in this Section 3.2.

(a)           Ikaria and R&DCo shall prepare and mail, prior to any Distribution Date, to the holders of Ikaria Capital Stock, such information concerning R&DCo and the Distribution and such other matters as Ikaria reasonably determines is necessary or desirable.

(b)           R&DCo shall use reasonable best efforts to take all such action as may be necessary or desirable under applicable federal and state securities and blue sky Laws of the United States (and any comparable Laws under any foreign jurisdictions) in connection with the Distribution.

Section 3.3            Certain Stockholder Matters.

(a)           On or prior to the Distribution Date, Ikaria shall deliver to R&DCo true, correct and complete copies of the stock and transfer records reflecting the holders of Ikaria Capital Stock entitled to receive R&DCo Voting Units in connection with the Distribution.  On the Distribution Date or as soon as reasonably practicable thereafter, Ikaria shall provide notice to each such holder or designated transferee(s) of such holder of the number of R&DCo Voting Units distributed to such holder in the Distribution.  Ikaria and R&DCo shall cooperate with each other in connection with all aspects of the Distribution and all other matters relating to the issuance of the R&DCo Voting Units to be distributed to the holders of Ikaria Capital Stock in connection with the Distribution.

(b)           Effective immediately upon the 1% Distribution, each Person described in Sections 3.1(a)(iii) and (vi) that acquires an R&DCo Voting Unit shall be admitted as a Member under the R&DCo LLC Agreement and shall be treated as a “Member” for all purposes thereunder.

(c)           From and after the Distribution, R&DCo shall regard each Person described in Sections 3.1(a)(iii) and (vi) that is entitled to receive such R&DCo Voting Units as the record holder of R&DCo Voting Units received in accordance with the terms of the Distribution without requiring any action on the part of such Person, until such time as such Person shall have duly transferred the R&DCo Voting Units received in the Distribution in accordance with applicable Law or any other applicable restrictions including restrictions under the R&DCo LLC Agreement.  R&DCo agrees that, until any transfer of such R&DCo Voting Units is validly effected, each such holder shall be entitled to all rights and be subject to all obligations as a “Member” under the R&DCo LLC Agreement, including the right to receive all distributions payable on, and exercise voting rights (if any) and all other rights and privileges with respect to, the R&DCo Voting Units then held by such holder in accordance with the R&DCo LLC Agreement.

(d)           Ikaria shall be entitled to and shall deduct and withhold Taxes from the distribution of R&DCo Voting Units to holders of Ikaria Capital Stock pursuant to this Agreement as required by Law.  Any amount that is so deducted and withheld shall be paid over to the applicable Governmental Authority, and any such amount so deducted, withheld and paid shall be deemed for purposes of this Agreement to have been distributed to the Person in respect of which such amount was so deducted and withheld.

ARTICLE 4
ACCESS TO INFORMATION; FINANCIAL STATEMENTS

Section 4.1            Restrictions on Disclosure of Information.

(a)           Generally.  Without limiting any rights or obligations under any other existing or future agreement between the Parties and/or any other members of their respective Group relating to confidentiality, for ten (10) years after the Distribution each Party shall, and each Party shall cause its respective Group Members and use its reasonable best efforts to cause its Representatives to, hold in confidence, with at least the same degree of care that applies to Ikaria’s confidential and proprietary Information pursuant to policies in effect as of the Distribution Date, all confidential and proprietary Information concerning the other Group that is either in its possession as of the Distribution or furnished by the other Group or its respective Representatives at any time pursuant to this Agreement, any Ancillary Document or the transactions contemplated hereby or thereby. Notwithstanding the foregoing, each Party, its respective Group Members and its Representatives, may disclose such Information to the extent that such Party can demonstrate that such Information is or was (i) in the public domain other than by the breach of this Agreement or by breach of any other agreement between or among the Parties and/or any of their respective Group Members relating to confidentiality or (ii) lawfully acquired from a third Person on a non-confidential basis or independently developed by, or on behalf of, such Party by Persons who do not have access to, or descriptions of, any such Information.  Each Party shall maintain, and shall cause its respective Group Members and use its reasonable best efforts to cause its Representatives to maintain, policies and procedures, and develop such further policies and procedures as shall from time to time become necessary or appropriate, to ensure compliance with this Section 4.1. Nothing in this Article 4 shall be deemed to limit INO Therapeutics’ or Pulse Technologies’ exercise of their respective rights under the R&DCo Cross License Agreement.

(b)           Disclosure of Third-Person Information.  R&DCo acknowledges that it and other R&DCo Group Members may have in its or their possession confidential or proprietary Information of third Persons that was received under confidentiality or non-disclosure agreement with such third Person while part of Ikaria. R&DCo shall, and R&DCo shall cause its respective Group Members and use its reasonable best efforts to cause its and their respective Representatives to, hold in confidence the confidential and proprietary Information of third Persons to which any R&DCo Group Member has access, in accordance with the terms of any agreements entered into prior to the Distribution between Ikaria Group Members (whether acting through, on behalf of, or in connection with, the R&DCo Business) and such third Persons.

Section 4.2            Protective Arrangements.  If either Party or any of its respective Group Members or Representatives becomes required to or has received a request to make a Required Disclosure of any Information that it is otherwise obligated to hold in confidence pursuant to Section 4.1, such Party shall notify the other Party prior to disclosing or providing such Information and shall cooperate at the expense of such other Party in seeking any reasonable protective arrangements (including by seeking confidential treatment of such Information) requested by such other Party (it being understood that, with respect to the Required Disclosure of any Information of a third Person described in Section 4.1(b), Ikaria hereby authorizes the applicable R&DCo Group Members to notify the applicable third Person to satisfy any applicable review or consent requirements or to arrange for any appropriate protective arrangements).  Subject to the foregoing, the Party that is (or whose Group Members are) required or requested to make such Required Disclosure may thereafter disclose or provide Information to the extent required or requested (as contemplated by the definition of “Required Disclosure”); provided that, upon request, such Party (or its Group Member) provides the other Party with a copy of the Information so disclosed in the format so disclosed.  Notwithstanding the foregoing, a Party or its respective Group Members may make any public disclosure it believes in good faith is required by applicable securities laws, regulations or stock market rules, provided that such Party or Group Member uses reasonable efforts to advise the other Party of such disclosure and provide the other Party with a copy of the proposed disclosure prior to making the disclosure.

Section 4.3            Provision of Corporate Records; Access to Information.

(a)           As soon as practicable following the date hereof, to the extent not effectuated prior to the date hereof and subject to the provisions of this Section 4.3(a), Ikaria and R&DCo shall transition (i) to R&DCo all R&DCo Books and Records in the possession of any Ikaria Group Member, and (ii) to Ikaria all Ikaria Books and Records in the possession of any R&DCo Group Member.  The foregoing shall be limited by the following:

(i)          Each Party may retain copies of books and records delivered to the other, subject to such Party’s compliance with confidentiality obligations set forth in Section 4.1 with respect to the Information contained in such books and records.

(ii)         Neither Party shall be required to deliver to the other books and records or portions thereof that are (A) the subject of a confidentiality agreement between such Party and a third Person that prohibits disclosure to the other Party (provided, however, that if requested by the other Party, such Party shall use reasonable best efforts to seek a waiver of or other relief from such confidentiality agreement, it being understood that no Party shall be obligated to pay any consideration (or otherwise incur any Liability or obligation) therefor to any third Person from whom any such waiver is sought (unless such Party is fully reimbursed or otherwise made whole by the requesting Party)), or (B) prohibited from disclosure under applicable Law.

(b)           During the Retention Period, each Party shall cooperate with and afford, and shall cause its respective Group Members and use its reasonable best efforts to cause its Representatives to cooperate with and afford, to the other Party reasonable and timely access during normal business hours upon reasonable advance request to all Information (other than Information which is (i) protected from disclosure by the attorney-client privilege or work product doctrine, (ii) proprietary in nature, (iii) the subject of a confidentiality agreement between such Party and a third Person that prohibits disclosure to the other Party (provided, however, that if requested by the other Party, such Party shall use reasonable best efforts to seek a waiver of or other relief from such confidentiality agreement, it being understood that no Party shall be obligated to pay any consideration (or otherwise incur any Liability or obligation) therefor to any third Person from whom any such waiver is sought (unless such Party is fully reimbursed or otherwise made whole by the requesting Party)), or (iv) prohibited from disclosure under applicable Law (any such Information described in the foregoing clauses (i) through (iv), “Restricted Information”)) owned by such Party or one of its Group Members or within such Party’s or any of its respective Group Member’s or Representative’s possession which is created prior to the Distribution Date and which relates to the requesting Party’s (the “Requestor”) business, assets or liabilities, and such access is reasonably required by the Requestor (A) to comply with requirements imposed on the Requestor by any Law or Governmental Authority (including to make any Required Disclosure), (B) for use in preparation for or the prosecution or defense of any Action (except for any Action between the Parties or any of their respective Group Members), (C) to satisfy audit, accounting, Tax or similar requirements, (D) to obtain insurance, or (E) to comply with the Requestor’s obligations under this Agreement or any Ancillary Document.  As used in this Agreement, “access” shall mean the obligation of a Party in possession of Information (the “Possessor”) requested by the Requestor to exert reasonable best efforts to locate all requested Information that is owned and/or possessed by Possessor or any respective Group Members or Representatives.  The Possessor, at its own expense, shall conduct a diligent search designed to identify all requested Information and shall collect all such Information for inspection by the Requestor during normal business hours at the Possessor’s place of business.  Subject to such confidentiality and/or security obligations as the Possessor may reasonably deem necessary, the Requestor may have all requested Information duplicated at Requestor’s expense.  Alternatively, the Possessor may choose to deliver, at the Requestor’s expense, all requested Information to the Requestor in the form requested by the Requestor.  The Possessor shall notify the Requestor in writing at the time of delivery if such Information is to be returned to the Possessor.  In such case, the Requestor shall return such Information when no longer needed to the Possessor at the Possessor’s expense. In connection with providing Information pursuant to this Section 4.3, each Party shall, upon the request of the other Party and upon reasonable advance notice, make available during normal business hours its respective employees (and those employees of its respective Group Members and Representatives, as applicable) to the extent that they are reasonably necessary to discuss and explain all requested Information with and to the Requestor.

Section 4.4            Record Retention.  During the Retention Period, R&DCo shall, and R&DCo shall cause each of the other R&DCo Group Members to, adopt and comply with a record retention policy with respect to Information owned by or in the possession of the R&DCo Group and which is created prior to the Distribution Date that is no less stringent than Ikaria’s record retention policy in effect as of the Distribution Date.  During the Retention Period, Ikaria shall, and shall cause each of the other Ikaria Group Members to, maintain a record retention policy with respect to Information owned by or in the possession of the Ikaria Group and which is created prior to the Distribution Date that is no less stringent than Ikaria’s record retention policy in effect as of the Distribution.  Each Party shall, at its sole cost and expense, preserve and retain all Information in its respective possession or control that the other Party has the right to access pursuant to Section 4.3 or that it is required to preserve and retain in accordance with such record retention policy for a minimum of seven years or for any longer period as may be required by (a) any Governmental Authority, (b) any litigation matter, (c) applicable Law, or (d) any Ancillary Document (as applicable, the “Retention Period”). If either Party wishes to dispose of any Information that it is obligated to retain under this Section 4.4 prior to the expiration of the Retention Period, then that Party shall first provide 45 days’ written notice to the other Party, and the other Party shall have the right, at its option but at the expense of the Party that desires to dispose of such Information, upon prior written notice within such 45-day period, to take possession of such Information within 90 days after the date of the notice provided pursuant to this Section 4.4. Written notice of intent to dispose of such Information shall include a description of the Information in detail sufficient to allow the other Party to reasonably assess its potential need to retain such materials.

Section 4.5            Production of Witnesses.  After the Distribution, each Party shall use reasonable best efforts, and shall cause each of its respective Group Members to use reasonable best efforts, to make available to each other, upon written request, its past and present Representatives as witnesses to the extent that any such Representatives may reasonably be required (giving consideration to the business demands upon such Representatives) in connection with preparing for, defending or prosecuting any legal, administrative or other proceedings in which the requesting Party may from time to time be involved.  The obligation to provide witnesses pursuant to this Section 4.5 is intended to be interpreted in a manner so as to facilitate cooperation and shall include the obligation to provide as witnesses inventors and other officers without regard to whether the witness or the employer of the witness could assert a possible business conflict.  In connection with any matter contemplated by this Section 4.5 or any Information provided under Section 4.3 for use in a litigation, the Parties will enter into a mutually acceptable joint defense agreement so as to maintain to the extent practicable any applicable attorney-client privilege or work product immunity of any member of any Group.

Section 4.6            Financial Statements and Accounting.

(a)           The Parties agree to use their reasonable best efforts to complete, with the assistance of the Parties’ respective independent auditors, the Required R&DCo Financial Statements as promptly as practicable following the Distribution Date.  For the avoidance of doubt, R&DCo (in consultation with its independent auditors) shall control the preparation and content of the Required R&DCo Financial Statements.  In furtherance of the covenant set forth in the first sentence of this Section 4.6(a), Ikaria (i) shall and shall cause its Group Members and use its reasonable best efforts to cause its Representatives to provide access to all Information and (ii) shall use reasonable best efforts to cause its independent auditors to provide all assistance, in each case, as is reasonably required for purposes of completing the Required R&DCo Financial Statements in a timely manner.

(b)           Without limiting the generality of Section 4.3 above, each Party agrees, on a timely basis, during normal business hours and upon reasonable advance request of the other Party, to provide to the other Party and its Representatives and/or to provide the other Party and its Representatives with access to, all Information reasonably required in connection with (A) the closing of the books and the preparation and audit of each Party’s financial statements as of and for the year ended December 31, 2013, and (B) if and to the extent required under applicable Law: (I) each Party’s management assessment of internal controls over financial reporting as of December 31, 2013, (II) the audit thereof by such Party’s independent auditors and (III) each Party’s management assessment of disclosure controls and procedures as of December 31, 2013 (the items described in the foregoing subclauses (I) through (III), the “Control Assessments and Audit”).  Without limiting the generality of the foregoing, each Party will provide all required financial and other Information with respect to itself and its Group Members to its independent auditors within a sufficient and reasonable time and in reasonably sufficient detail to permit its independent auditors to take all steps and perform all reviews necessary to provide sufficient assistance to the other Party’s independent auditors with respect to Information to be included or contained in the other Party’s annual financial statements and to permit such other Party’s independent auditors and management to complete the Control Assessments and Audit, if and to the extent required under applicable Law.  Notwithstanding the foregoing, this Section 4.6(b) shall not require either Party to provide the other Party with any Restricted Information.

(c)           Each Party (the “First Party”) authorizes its respective independent auditors (the “First Party’s Auditors”) to make available to the other Party’s independent auditors (the “Other Party’s Auditors”) both the personnel who performed, or are performing, the annual audit of the First Party for the year ended December 31, 2013 and work papers related to such annual audit, within a reasonable time prior to the First Party’s Auditors’ opinion date, so that the Other Party’s Auditors are able to perform the procedures they consider necessary to take responsibility for the work of the First Party’s Auditors as it relates to the Other Party’s Auditors’ report on the other Party’s annual financial statements for the year ended December 31, 2013, all within sufficient time to enable the other Party to meet its timetable for the issuance and dissemination of such financial statements.

Section 4.7            Reimbursement.  Unless otherwise provided in this Article 4, each Party providing access to Information or witnesses to the other Party pursuant to Sections 4.3, 4.4, 4.5 or 4.6(a) or (b) shall be entitled to receive from the receiving Party, upon the presentation of invoices therefor, payment for all reasonable costs and expenses (including allocated compensation, salary and overhead expenses) as may be reasonably incurred in providing such Information or witnesses. In furtherance of the foregoing, (a) R&DCo shall be liable for reimbursing Ikaria for the reasonable costs and expenses of Ikaria’s Auditors incurred by Ikaria in connection with the preparation of the Required R&DCo Financial Statements and (b) Ikaria shall be liable for reimbursing R&DCo for the reasonable costs and expenses of R&DCo’s Auditors incurred by R&DCo in connection with the assistance provided by the R&DCo Auditors pursuant to Section 4.6(c).

Section 4.8            Other Agreements Regarding Access to Information.  The rights and obligations of the Parties under this Article 4 are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of Information set forth in this Agreement or any Ancillary Document.

Section 4.9            Limitations of Liability.  Except as otherwise provided in Article 6, no Person shall have any Liability in the event that any Information exchanged or provided pursuant to this Agreement is found to be inaccurate in the absence of willful misconduct by the Person providing such Information.

ARTICLE 5
ADDITIONAL COVENANTS AND OTHER MATTERS

Section 5.1            Further Assurances.  Subject to the terms and conditions set forth elsewhere in this Agreement and the Ancillary Documents:

(a)           each Party shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the Separation, the Distribution and the other transactions contemplated hereby and by the Ancillary Documents, including using reasonable best efforts to, and, except to the extent restricted by Law, cooperating with the other Party to (i) obtain all Consents from any Governmental Authority or other third party necessary or advisable in connection with the consummation of the Separation, the Distribution and the other transactions contemplated hereby or by any Ancillary Document, (ii) avoid any Action by any Governmental Authority in connection with the consummation of the Separation, the Distribution and the other transactions contemplated hereby or by any Ancillary Document, and (iii) defend any Actions, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed;

(b)           at the request and expense of R&DCo, Ikaria shall execute and deliver, and shall cause applicable Ikaria Group Members to execute and deliver, to R&DCo and/or applicable R&DCo Group Members such other instruments of transfer, conveyance, assignment, substitution and confirmation and take such other actions as R&DCo may reasonably deem necessary or desirable in order to (i) transfer, convey and assign to R&DCo and the other R&DCo Group Members, as applicable, the R&DCo Assets, (ii) put R&DCo and the other

R&DCo Group Members, as applicable, in actual possession and operating control thereof and (iii) permit R&DCo and the other R&DCo Group Members, as applicable, to exercise all rights with respect thereto;

(c)           at the request and expense of Ikaria, R&DCo shall execute and deliver, and shall cause applicable R&DCo Group Members to execute and deliver, to Ikaria and/or applicable Ikaria Group Members such other instruments of transfer, conveyance, assignment, substitution and confirmation and take such other actions as Ikaria may reasonably deem necessary or desirable in order to (i) transfer, convey and assign to Ikaria and the other Ikaria Group Members, as applicable, the Ikaria Assets, (ii) put Ikaria and the other Ikaria Group Members, as applicable, in actual possession and operating control thereof and (iii) permit Ikaria and the other Ikaria Group Members, as applicable, to exercise all rights with respect thereto;

(d)           at the request and expense of Ikaria, R&DCo shall execute and deliver, and shall cause the applicable R&DCo Group Members to execute and deliver, to Ikaria and/or applicable Ikaria Group Members all instruments, assumptions, novations, undertakings, substitutions or other documents and take such other action as Ikaria may reasonably deem necessary or desirable in order to ensure that R&DCo and the other R&DCo Group Members fully and unconditionally assume and discharge the R&DCo Liabilities as contemplated under this Agreement, the Ancillary Documents or any document in connection herewith or therewith; and

(e)           at the request and expense of R&DCo, Ikaria shall execute and deliver, and shall cause the applicable Ikaria Group Members to execute and deliver, to R&DCo and/or applicable R&DCo Group Members all instruments, assumptions, novations, undertakings, substitutions or other documents and take such other action as R&DCo may reasonably deem necessary or desirable in order to ensure that Ikaria and the other Ikaria Group Members fully and unconditionally assume and discharge the Ikaria Liabilities as contemplated under this Agreement, the Ancillary Documents or any document in connection herewith or therewith.

Section 5.2            Performance.  Ikaria shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement or in any Ancillary Document to be performed by any Ikaria Group Member.  R&DCo shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement or in any Ancillary Document to be performed by any R&DCo Group Member.  Each Party further agrees that it shall cause its other Group Members not to take any action or fail to take any action inconsistent with such Party’s obligations under this Agreement, any Ancillary Document or the transactions contemplated hereby or thereby.

Section 5.3            [Intentionally Omitted.]

Section 5.4            Insurance Matters.  R&DCo acknowledges and agrees that from and after the Distribution Date (a) no Ikaria Group Member shall purchase or maintain, or cause to be purchased or maintained, any insurance policy for the protection of R&DCo or any R&DCo Group Member or any of their respective directors and officers, and (b) the R&DCo Group shall purchase insurance coverage sufficient to protect its interests and to comply with the requirements of the R&D Cross-License Agreement.

Section 5.5            Signs; Use of Names.  Except as otherwise contemplated by this Agreement or any Ancillary Document, prior to the Distribution Date, the Parties shall remove (or, if necessary, on an interim basis, cover up) any and all exterior and interior signs and identifiers on any R&DCo Asset that refer or pertain to any Ikaria Group Member or the Ikaria Business, or on any Ikaria Asset that refer or pertain to R&DCo or the R&DCo Business.  After the Distribution, (a) no R&DCo Group Member shall use or display any Ikaria Name, or any variations thereof, or other Trademarks using any of such names or otherwise owned by or licensed to any Ikaria Group Member that have not been assigned or licensed to such R&DCo Group Member, and (b) no Ikaria Group Member shall use or display any Trademarks owned by or licensed to any R&DCo Group Member that have not been assigned or licensed to such Ikaria Group Member, without the prior written consent of the other Party; provided, that notwithstanding the foregoing, nothing contained in this Agreement shall prevent either Party from using the other’s name in public filings with Governmental Authorities, materials intended for distribution to either Party’s stockholders or members or any other communication in any medium that describes the relationship between the Parties or the respective businesses of the Parties, including materials distributed to employees relating to the transition of employee benefit plans and materials used in connection with any Post-Distribution Financing.

Section 5.6            Indemnification of R&DCo Officers and Directors.  From the Distribution Date until the sixth anniversary of the Distribution Date, R&DCo shall fulfill and honor in all respects its obligations pursuant to its constitutive documents or other agreements providing for the indemnification, advancement of expenses and exculpation from liability of each person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Distribution Date, a director or officer of R&DCo or any of its Subsidiaries, but only to the extent not fully covered by insurance maintained and paid for by R&DCo, it being intended that an insurer who would otherwise be obligated to pay any such claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provision hereof, have any subrogation rights with respect thereto.

ARTICLE 6
INDEMNIFICATION; MUTUAL RELEASE

Section 6.1            Indemnification by R&DCo Group.  Subject to the provisions hereof, R&DCo shall, and shall cause each other entity in the R&DCo Group as of the Distribution to, jointly and severally, indemnify, defend and hold harmless each Ikaria Group Member, each of their respective past and present Affiliates, directors, officers, employees and other Representatives, and each of their respective permitted successors and assigns (collectively, the “Ikaria Indemnified Parties”) from and against any and all Damages incurred or suffered by the Ikaria Indemnified Parties arising or resulting from the following, whether such Damages arise or accrue prior to, at or following the Distribution:

(a)           the failure of R&DCo or any other R&DCo Group Member or any other Person to pay, perform or otherwise properly discharge any of the R&DCo Liabilities in accordance with their respective terms;

(b)           the R&DCo Business or any R&DCo Liability;

(c)           the matters set forth on Schedule 6.1(c); and

(d)           any breach by R&DCo or any R&DCo Group Member of this Agreement or any Ancillary Document.

Notwithstanding anything to the contrary herein, in no event will any Ikaria Indemnified Party have the right to seek indemnification from any R&DCo Group Member with respect to any claim or demand against any Person in the Ikaria Group for satisfaction of any of the Ikaria Liabilities.

Section 6.2            Indemnification by Ikaria Group.  Subject to the provisions hereof, Ikaria shall, and shall cause each other entity in the Ikaria Group as of the Distribution to, jointly and severally, indemnify, defend and hold harmless each R&DCo Group Member, each of their respective past and present directors, officers and employees, and each of their respective permitted successors and assigns (collectively, the “R&DCo Indemnified Parties”) from and against any and all Damages incurred or suffered by the R&DCo Indemnified Parties arising or resulting from the following, whether such Damages arise or accrue prior to, at or following the Distribution:

(a)           the failure of Ikaria or any other Ikaria Group Member or any other Person to pay, perform or otherwise properly discharge any of the Ikaria Liabilities in accordance with their respective terms;

(b)           the Ikaria Business or any Ikaria Liability; and

(c)           any breach by Ikaria or any Ikaria Group Member of this Agreement or any Ancillary Document.

Notwithstanding anything to the contrary herein, in no event will any R&DCo Indemnified Party have the right to seek indemnification from any Ikaria Group Member with respect to any claim or demand against any Person in the R&DCo Group for satisfaction of any of the R&DCo Liabilities.

Section 6.3            Claim Procedure.

(a)           Claim Notice.  A Person that seeks indemnity under this Article 6 (an “Indemnified Party”) shall give written notice (a “Claim Notice”) to the Party from whom indemnification is sought (an “Indemnifying Party”), whether the Damages sought arise from matters solely between the Parties or from Third-Party Claims. With respect to matters solely between the Parties, the Claim Notice must contain (i) a description and, to the extent known, estimated amount (the “Claimed Amount”) of any Damages incurred or reasonably expected to be incurred by the Indemnified Party, (ii) a reasonable explanation of the basis for the Claim Notice to the extent of facts then known by the Indemnified Party, and (iii) a demand for payment of those Damages. No delay or deficiency on the part of the Indemnified Party in so notifying the Indemnifying Party shall relieve the Indemnifying Party of any Liability or obligation hereunder except to the extent that the Indemnifying Party is prejudiced by such delay or deficiency or the amount of any associated Damages is increased by such delay or deficiency.

(b)           Response to Notice of Claim. Within 30 days after delivery of a Claim Notice with respect to a matter solely between the Parties, the Indemnifying Party shall deliver to the Indemnified Party a written response in which the Indemnifying Party shall either: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount and, in which case, the Indemnifying Party shall pay the Claimed Amount in accordance with a payment and distribution method reasonably acceptable to the Indemnified Party; or (ii) dispute that the Indemnified Party is entitled to receive all or any portion of the Claimed Amount.

(c)           Contested Claims. In the event that the Indemnifying Party disputes the Claimed Amount, such dispute shall be resolved in accordance with Article 7.  Upon ultimate resolution thereof, the Parties shall take such actions as are reasonably necessary to comply therewith.

(d)           Third-Party Claims.

(i)          In the event that the Indemnified Party receives notice or otherwise learns of the assertion by a Person who is not a member of either Group of any claim or the commencement of any Action (any such claim or Action, a “Third-Party Claim”) with respect to which the Indemnifying Party may be obligated to provide indemnification under this Article 6, the Indemnified Party shall give written notification to the Indemnifying Party of the Third-Party Claim.  Such notification shall be given promptly after receipt by the Indemnified Party of notice of such Third-Party Claim, shall be accompanied by reasonable supporting documentation submitted by such third party (to the extent then in the possession of the Indemnified Party) and shall describe in reasonable detail (to the extent known by the Indemnified Party) the facts constituting the basis for such Third-Party Claim and the amount of the claimed Damages (to the extent they can be reasonably estimated by the Indemnified Party based on available information); provided, however, that no delay or deficiency on the part of the Indemnified Party in so notifying the Indemnifying Party shall relieve the Indemnifying Party of any Liability or obligation hereunder except to the extent that the Indemnifying Party is prejudiced by such delay or deficiency or to the extent the amount of any associated Damages is increased by such delay or deficiency.  If, and for so long as, (A) the Indemnifying Party notifies the Indemnified Party as soon as practicable, but in no event later than 30 days, after delivery of such notification that the Indemnifying Party does not dispute the Indemnifying Party’s obligation to indemnify hereunder and desires to defend the Indemnified Party against such Third-Party Claim, and (B) the Third-Party Claim (I) does not involve criminal liability or any admission of wrongdoing, (II) does not seek equitable relief or any other material non-monetary remedy against the Indemnified Party, (III) does not involve a claim which the Indemnified Party reasonably believes would have a material and adverse effect on the Indemnified Party’s business or (IV) is not one in which the Indemnifying Party is also a party and, in the opinion of the Indemnified Party’s outside counsel, joint representation would be inappropriate or there may be legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party, then except as hereinafter provided, such Indemnifying Party shall have the right to defend against such Third-Party Claim by appropriate proceedings with legal counsel reasonably acceptable to the Indemnified Party, which proceedings shall be promptly settled or diligently prosecuted by the Indemnifying Party to a final conclusion.  During any period in which the Indemnifying Party has not so assumed control of such defense, the Indemnified Party shall control such defense and is hereby authorized (but not obligated) prior to and during such period to file any motion, answer or other pleading and to take any other action which the Indemnified Party shall deem necessary or appropriate to protect the Indemnified Party’s interests.

(ii)         The Party not controlling such defense (the “Non-controlling Party”) may participate therein at its own expense; provided, however, that if the Indemnifying Party assumes control of such defense and the Indemnified Party concludes, upon advice of counsel, that the Indemnifying Party and the Indemnified Party have conflicting interests or different defenses available with respect to such Third-Party Claim, the reasonable fees and expenses of one additional counsel to the Indemnified Party shall be considered “Damages” for purposes of this Agreement.  The Party controlling such defense (the “Controlling Party”) shall keep the Non-controlling Party reasonably advised of the status of such Third-Party Claim and the defense thereof and shall consider in good faith recommendations made by the Non-controlling Party with respect thereto.  Subject to receiving a confidentiality undertaking from the Controlling Party and any redactions that the Non-controlling Party determines are advisable for purposes of maintaining privilege, the Non-controlling Party shall furnish the Controlling Party with such Information as it may have with respect to such Third-Party Claim (including copies of any summons, complaint or other pleading which may have been served on such Party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such Third-Party Claim.

(iii)        The Indemnifying Party shall not agree to any settlement of, or the entry of any judgment arising from, any such Third-Party Claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that the consent of the Indemnified Party shall not be required if (A) such settlement involves only the payment of monetary damages and the Indemnifying Party agrees in writing to pay any amounts payable pursuant to such settlement or judgment, (B) such settlement or judgment includes a full, complete and unconditional release of the Indemnified Party and its Affiliates from further Liability and (C) such settlement involves no admission of wrongdoing by the Indemnified Party or its Affiliates. The Indemnified Party shall not agree to any settlement of, or the entry of any judgment arising from, any such Third-Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 6.4            Survival; Limitations.

(a)           All covenants and agreements of the Parties contained in this Agreement shall survive each of the Separation and the Distribution.  The rights and obligations of Ikaria,

R&DCo and each of their respective Indemnified Parties under this Agreement shall survive the sale, assignment or other transfer by any Party of any Assets, businesses or Liabilities, or the change of form or change of control of any Party.

(b)           The amount of any Damages for which indemnification is provided under this Agreement shall be net of any amounts actually recovered by the Indemnified Party from any third Person (including amounts actually recovered under insurance policies) with respect to such Damages (net of all costs and expenses, including collection costs and any retention amounts or increases in premiums).  An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provision hereof, have any subrogation rights with respect thereto.

(c)           Unless otherwise required by applicable Law, the Parties agree that any indemnification payments made by one Party to another Party pursuant to this Agreement after the Distribution shall, to the extent permissible under applicable law, be treated for all Tax and financial accounting purposes as contributions or distributions, as appropriate, made immediately prior to the Distribution.  If it is determined that the receipt or accrual of any indemnification payment is subject to Tax, such payment shall be increased so that the amount of such increased payment reduced by the amount of all Taxes payable with respect to the receipt thereof (but taking into account all correlative Tax deductions resulting from the payment of the applicable Damages that gave rise to such indemnification payment) shall equal the amount of the payment which the Party receiving such payment would otherwise be entitled to receive pursuant to this Agreement.

(d)           Notwithstanding the joint and several indemnification obligations of each Group as set forth in Sections 6.1 and 6.2, the Parties agree that the indemnification obligation of any Ikaria Group Member or R&DCo Group Member, as applicable, for Damages shall be satisfied by a direct payment from Ikaria or R&DCo, as applicable, to the other Party irrespective of which Group Member is found liable for Damages.

(e)           Notwithstanding anything to the contrary in this Agreement, to the extent the Employee Matters Agreement specifically provides indemnification with respect to certain employee-related R&DCo Liabilities, the Employee Matters Agreement shall govern with respect to that indemnification. To the extent indemnification is not provided in the Employee Matters Agreement, the indemnification terms of this Agreement shall govern.

(f)            NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT OR ANY ANCILLARY DOCUMENT TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS GROUP MEMBERS BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT, COLLATERAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS SUFFERED BY AN INDEMNIFIED PARTY, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, IN CONNECTION WITH ANY DAMAGES ARISING HEREUNDER OR THEREUNDER; PROVIDED, HOWEVER, THAT TO THE EXTENT AN INDEMNIFIED PARTY IS REQUIRED TO PAY ANY SPECIAL, INCIDENTAL, INDIRECT, COLLATERAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS TO A PERSON WHO IS NOT A MEMBER OF EITHER GROUP IN

CONNECTION WITH A THIRD-PARTY CLAIM, OR INCURS ANY SPECIAL, INCIDENTAL, INDIRECT, COLLATERAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS AS A RESULT OF RESTRICTIONS OR LIMITATIONS IMPOSED ON AN INDEMNIFIED PARTY BY THE FDA AS A RESULT OF THE ACTS OR OMISSIONS OF (INCLUDING THE PROVISION OF ANY PRODUCT OR SERVICE BY) THE OTHER PARTY, SUCH DAMAGES SHALL CONSTITUTE DIRECT DAMAGES AND NOT SUBJECT TO THE LIMITATION SET FORTH IN THIS SECTION 6.4(f).

(g)           Notwithstanding a Party’s knowledge of any breach by the other Party of any representation, warranty, covenant or agreement contained in this Agreement or any Ancillary Document or any facts or circumstances potentially giving rise to a claim under this Agreement or any Ancillary Document (and regardless of how such Party shall have acquired such knowledge), such Party shall have the right to consummate the transactions provided for herein, and all of such Party’s rights and remedies shall be preserved without regard to its knowledge of such information.

(i)          Notwithstanding anything herein to the contrary, in no event shall any Indemnified Party be entitled to receive payment of Damages under this Agreement to the extent that such Indemnified Party has received payments in respect of such Damages pursuant to any rights to indemnification or otherwise under any Ancillary Documents.

Section 6.5            Non-Recourse.  All claims or causes of action (whether in contract or in tort, in law or in equity) that may be based upon, arise out of or related to this Agreement or any Ancillary Document, or the negotiation, execution or performance of this Agreement or such Ancillary Document (including any representation or warranty made in connection with this Agreement or such Ancillary Document or as an inducement to enter into this Agreement or such Ancillary Document), may be made only against the Persons that are expressly identified as parties thereto.  Except as provided for in Section 6.4, no Person who is not a named Party or is not named as a party to the applicable Ancillary Document, including any director, officer, employee, stockholder, member, Affiliate, agent or representative of any named Party or party to such Ancillary Document (“Non-Party Affiliates”), shall have any Liability (whether in contract or in tort, in law or in equity, or based upon any theory that seeks to impose Liability of an entity party against its owners or Affiliates) for any Liabilities arising under, in connection with or related to this Agreement or such Ancillary Document or for any claim based on, in respect of, or by reason of this Agreement or such Ancillary Document or its negotiation or execution; and each Party waives and releases all such Liabilities against any such Non-Party Affiliates.  Non-Party Affiliates are expressly intended as third-party beneficiaries of this Section 6.5.

ARTICLE 7
DISPUTE RESOLUTION

Section 7.1            Disputes.  Except as otherwise specifically provided in any Ancillary Document, the procedures for discussion, negotiation and mediation set forth in this Article 7 shall apply to all disputes, controversies or claims (whether arising in contract, tort or otherwise) that may arise out of or relate to, or arise under or in connection with this Agreement or the transactions contemplated hereby (including all actions taken in furtherance of the transactions contemplated hereby on or prior to the date hereof), or the commercial or economic relationship of the parties relating hereto or thereto, between or among any Person in the Ikaria Group and any Person in the R&DCo Group.

Section 7.2            Escalation; Mediation.

(a)           It is the intent of the Parties to use their respective reasonable best efforts to resolve expeditiously any dispute, controversy or claim between or among them with respect to the matters covered by this Agreement or any Ancillary Document that may arise from time to time on a mutually acceptable negotiated basis. In furtherance of the foregoing, any Party involved in a dispute, controversy or claim with respect to such matters (except any matters covered by the Transition Services Agreement) may deliver a notice (an “Escalation Notice”) demanding an in person meeting involving representatives of the Parties at a senior level of management of the Parties (or if the Parties agree, of the appropriate strategic business unit or division within such entity). A copy of any such Escalation Notice shall be given to the General Counsel, or like officer or official, of each Party (which copy shall state that it is an Escalation Notice pursuant to this Agreement). Any agenda, location or procedures for such discussions or negotiations between the Parties may be established by the Parties from time to time; provided, however, that the Parties shall use their reasonable best efforts to meet within 30 days of the Escalation Notice.

(b)           If the Parties are not able to resolve the dispute, controversy or claim through the escalation process referred to above, then the matter shall be referred to mediation. The Parties shall retain a mediator to aid the Parties in their discussions and negotiations by informally providing advice to the Parties. Any opinion expressed by the mediator shall be strictly advisory and shall not be binding on the Parties, nor shall any opinion expressed by the mediator be admissible in any other proceeding. The mediator may be chosen from a list of mediators previously selected by the Parties or by other agreement of the Parties. Costs of the mediation shall be borne equally by the Parties, except that each Party shall be responsible for its own expenses. Mediation shall be a prerequisite to the commencement of any Action by either Party against any member of the other Party’s Group.

Section 7.3            Court Actions.  In the event that any Party, after complying with the provisions set forth in Section 7.2 above, desires to commence an Action, such Party, subject to Section 8.2, may submit the dispute, controversy or claim (or such series of related disputes, controversies or claims) to any court of competent jurisdiction as set forth in Section 8.2.

ARTICLE 8
MISCELLANEOUS

Section 8.1            Governing Law.  The internal Laws of the State of Delaware (without giving effect to any choice or conflict of law provision or rule, whether of the State of Delaware or any other jurisdiction, that would cause the application of Laws of any jurisdiction other than those of the State of Delaware) shall govern the construction, interpretation and other matters arising out of or in connection with this Agreement and, unless expressly provided therein, each

Ancillary Document, and each of the exhibits and schedules hereto and thereto (whether arising in contract, tort, equity or otherwise).

Section 8.2            Jurisdiction.  If any dispute, controversy or claim arises out of or in connection with this Agreement or any Ancillary Document, except as expressly contemplated by any Ancillary Document, the Parties irrevocably (and the Parties shall cause each other member of their respective Group to irrevocably) (a) consent and submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware, (b) waive any objection to that choice of forum based on venue or to the effect that the forum is not convenient, and (c) WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO TRIAL OR ADJUDICATION BY JURY.  Either Party may make service on the other Party by sending or delivering a copy of the process to the other Party at the address and in the manner provided for the giving of notices in Section 8.3.  Nothing in this Section 8.2, however, shall affect the right to serve legal process in any other manner permitted by Law.

Section 8.3            Notices.  All notices and other communications under this Agreement or any Ancillary Document shall be in writing and shall be deemed duly delivered (a) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (b) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (c) on the date of confirmation of receipt (or, the first Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by facsimile, in each case to the intended recipient as set forth below.

If to Ikaria:

INO Therapeutics LLC

Perryville III Corporate Park

53 Frontage Road, Third Floor

P. O. Box 9001

Hampton, NJ 08827

Attention:  General Counsel

If to AcquisitionCo:

Ikaria Acquisition Inc.

Perryville III Corporate Park

53 Frontage Road, Third Floor

P. O. Box 9001

Hampton, NJ 08827

Attention:  General Counsel (or Chief Executive Officer if there is no General Counsel)

If to R&DCo:

Bellerophon Therapeutics LLC
Perryville III Corporate Park

53 Frontage Road, Third Floor

P. O. Box 9001

Hampton, NJ 08827

Attention:  General Counsel (or Chief Executive Officer if there is no General Counsel)

With a copy (which shall not constitute notice) to:

New Mountain Partners II, L.P.

c/o New Mountain Capital, L.L.C.

787 Seventh Avenue, 49th Floor

New York, New York

Attention: Matthew Holt

Email: MHolt@newmountaincapital.com

Any party may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, ordinary mail or electronic mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended.  Any party may change the address to which notices and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

Section 8.4            Binding Effect and Assignment.  This Agreement and each Ancillary Document binds and benefits the Parties and their respective permitted successors and assigns. Neither Party may assign any of its rights or delegate any of its obligations under this Agreement or any Ancillary Document without the written consent of the other Party and any assignment or attempted assignment in violation of the foregoing shall be null and void.  Notwithstanding the preceding sentence, either Party may, upon written notice, assign this Agreement and the Ancillary Documents (other than the R&D Cross License, which can only be assigned in accordance with its terms) in connection with a merger transaction in which such Party is not the surviving entity or the sale of all or substantially all of its assets; provided that the surviving party or acquirer in such transaction agrees in writing to assume and be bound by all of such Party’s obligations hereunder.

Section 8.5            Severability.  Any term or provision of this Agreement or any Ancillary Document that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or thereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.  In the event such court does not exercise the power granted to it in the prior sentence, the Parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that shall achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

Section 8.6            Specific Performance.  The Parties agree that irreparable damage would occur in the event that any provision of this Agreement or any Ancillary Document were not performed in accordance with its specific terms or were otherwise breached.  It is accordingly agreed that either Party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or any Ancillary Document and to enforce specifically the terms and provisions of this Agreement or any Ancillary Document, in each case without posting a bond or undertaking, this being in addition to any other remedy to which they are entitled at law or in equity.  Each of the Parties agrees that it shall not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (a) the Party seeking such remedy has an adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 8.7            Entire Agreement.  This Agreement, together with the Ancillary Documents and each of the exhibits and schedules appended hereto and thereto, constitutes the final agreement between the Parties, and is the complete and exclusive statement of the Parties’ agreement on the matters contained herein and therein. All prior and contemporaneous negotiations and agreements between the Parties with respect to the matters contained herein and therein are superseded by this Agreement and the Ancillary Documents, as applicable.  In the event of any conflict between (a) any provision in this Agreement, on the one hand, and (b) any specific provision in any Ancillary Document, on the other hand, pertaining to the subject matter of such Ancillary Document, the specific provisions in such Ancillary Document shall control over the provisions in this Agreement, as applicable.

Section 8.8            No Third-Party Beneficiaries.  Except for Purchaser, which from and after the Closing (as defined in the Merger Agreement) shall be a third party beneficiary of this Agreement, and except as expressly set forth in Section 6.5 (which may be enforced directly by any Non-Party Affiliate), neither this Agreement nor any Ancillary Document is intended, or shall be deemed, to confer any rights or remedies upon any Person other than the Parties and their respective Group Members, successors and permitted assigns, to create any agreement of employment with any Person or to otherwise create any third-party beneficiary hereto or thereto.

Section 8.9            Counterparts and Signature.  This Agreement may be executed in two counterparts (including by facsimile or by an electronic scan delivered by electronic mail), each of which shall be deemed an original but both of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party, it being understood that both Parties need not sign the same counterpart.

Section 8.10          Expenses.  Except as otherwise expressly provided in this Agreement or any Ancillary Document, following the Distribution, each Party will be responsible for its own fees, costs and expenses incurred in connection with the transactions contemplated by this Agreement and the Ancillary Documents.

Section 8.11          Amendment.  The Parties may amend this Agreement or any Ancillary Document only by a written agreement signed by the Party intended to be bound by the amendment and that identifies itself as an amendment to this Agreement or such Ancillary Document, as applicable.

Section 8.12          Waiver.  The Parties may waive a provision of this Agreement or an Ancillary Document only by a writing signed by the Party intended to be bound by the waiver.  A Party is not prevented from enforcing any right, remedy or condition in the Party’s favor because of any failure or delay in exercising any right or remedy or in requiring satisfaction of any condition, except to the extent that the Party specifically waives the same in writing.  A written waiver given for one matter or occasion is effective only in that instance and only for the purpose stated.  A waiver once given is not to be construed as a waiver for any other matter or occasion.  Any enumeration of a Party’s rights and remedies in this Agreement or any Ancillary Document is not intended to be exclusive, and a Party’s rights and remedies are intended to be cumulative to the extent permitted by Law and include any rights and remedies authorized in law or in equity.

Section 8.13          Authority; R&DCo Assets.  Each of the Parties represents to the other on behalf of itself and each of its other Group Members that (a) it and its Group Members have the corporate or other requisite power and authority to execute, deliver and perform this Agreement and each of the Ancillary Documents to which it is a party, (b) the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which they are a party by it and its Group Members have been duly authorized by all necessary corporate or other action, (c) it and its Group Members have duly and validly executed and delivered this Agreement and each of the Ancillary Documents to which they are a party, and (d) this Agreement and each of the Ancillary Documents to which they are a party is a valid and binding obligation, enforceable against it or its applicable Group Member in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and general equitable principles. R&DCo, on behalf of itself and each of its other Group Members, represents to Ikaria that (i) none of the R&DCo Assets are used in or necessary for the Ikaria Business except as otherwise set forth on Schedule 8.13(a) hereto, (ii) R&DCo, together with its Subsidiaries, has, and immediately following the Distribution will have, cash and cash equivalents in an amount equal to or greater than $80 million less (x) the amount deposited in escrow by R&DCo pursuant to the terms of the Transition Services Agreement and (y) $10,000 in respect of the aggregate cash payments made by or on behalf of R&DCo to holders of Ikaria Stock Options who immediately prior to the Distribution were neither employees of Ikaria nor Accredited Investors, pursuant to the terms of the Employee Matters Agreement (collectively, the “R&DCo Option Payments”), and (iii) the transactions contemplated by this Agreement do not require the consent, approval or authorization of any Person (before giving effect to the provisions of Section 2.3) except as set forth on Schedule 8.13(b).

Section 8.14          Construction of Agreement.

(a)           Where this Agreement or any Ancillary Document states that a Party “will” or “shall” perform in some manner or otherwise act or omit to act, it means that the Party is legally obligated to do so in accordance with this Agreement or such Ancillary Document, as applicable.

(b)           The captions, titles and headings, and table of contents, included in this Agreement and the Ancillary Documents are for convenience only, and do not affect this Agreement’s or such Ancillary Documents’ construction or interpretation.  When a reference is made in this Agreement or any Ancillary Document to an Article or a Section, exhibit or schedule, such reference shall be to an Article or Section of, or an exhibit or schedule to, this Agreement or such Ancillary Document, as applicable, unless otherwise indicated.

(c)           When used in this Agreement or any Ancillary Document, the words “including,” “includes,” or “include” shall be deemed to be followed by the phrase “without limitation.”

(d)          Any reference in this Agreement or any Ancillary Document to the singular includes the plural where appropriate.  Any reference in this Agreement or any Ancillary Document to the masculine, feminine or neuter gender includes the other genders where appropriate. Any reference in this Agreement or any Ancillary Document to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement.  For purposes of this Agreement, after the Distribution the R&DCo Business shall be deemed to be the business of R&DCo and the R&DCo Group, and all references made in this Agreement to R&DCo as a party which operates as of a time following the Distribution, shall be deemed to refer to all R&DCo Group Members as a single party where appropriate.

(e)           Any agreement, instrument or statute defined or referred to in this Agreement, any Ancillary Document or in any agreement or instrument that is referred to in this Agreement or any Ancillary Document means such agreement, instrument or statue as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession or comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

(f)            Any reference to any federal, state, local, or foreign Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

(g)           Unless otherwise expressly specified in an Ancillary Document, all references in this Agreement or any Ancillary Document to “dollars” or “$” means United States Dollars.  If any payment required to be made hereunder is denominated in a currency other than United States Dollars, such payment shall be made in United States Dollars and the amount thereof shall be computed using the exchange rate published by the Wall Street Journal on the date of payment (or if the Wall Street Journal is not published on such date, the last date prior thereto on which the Wall Street Journal was published).

(h)           Unless otherwise expressly provided, wherever the consent of a Party is required or permitted herein, such consent may be withheld in such Party’s sole and absolute discretion.

Section 8.15          Termination.  This Agreement may be terminated at any time after the Distribution, by the mutual written consent of Ikaria and R&DCo.  In the event of a termination of this Agreement pursuant to the foregoing sentence, neither Party shall have any liability of any kind to the other Party under this Agreement, except for any breach of this Agreement that occurs prior to such termination.

Section 8.16          Insurance.  R&DCo, at its expense, shall hold and maintain in full force and effect a policy or policies of appropriate insurance coverage as reasonably determined by R&DCo, such insurance coverage (i) to include at a minimum products liability coverage and clinical trial liability coverage and (ii) to provide coverage amounts as are reasonable for the activities to be conducted by R&DCo but in no event less than $[**] of combined coverage for the products liability coverage and clinical trial liability coverage.  Each policy of insurance maintained by R&DCo shall name Ikaria as an additional insured.  All insurance shall be on an occurrence basis, and not on a claims made basis, except to the extent that occurrence basis insurance is not available on commercially reasonable terms.  Each insurance policy shall provide for a waiver of the insurer’s subrogation rights against R&DCo, to the extent such a waiver is permitted by the insurer.  At the request of Ikaria, R&DCo shall provide Ikaria with documentary evidence of compliance with its obligations under this Section including a copy of its current insurance certification and full policy details, and provide Ikaria with notice of any change to such policies within thirty (30) days from the effective date of such change.  The obligations of R&DCo under this Section 8.16 shall terminate at such time as Ikaria is no longer manufacturing and supplying nitric oxide delivery devices or nitric oxide for inhalation and corresponding placebo to any R&DCo Group Member pursuant to the Manufacturing and Supply Agreements.

 (This space intentionally left blank)

IN WITNESS WHEREOF, each of Ikaria, R&DCo and ServicesCo has caused this Agreement to be executed on its behalf by a duly authorized officer on the date first set forth above.

IKARIA, INC. a Delaware corporation		BELLEROPHON THERAPEUTICS LLC a Delaware limited liability company

By:	/s/ Anastasios Konidaris	By:	/s/ Daniel Tassé

Name:	Anastasios Konidaris	Name:	Daniel Tassé

Title:	Chief Financial Officer	Title:	Chief Executive Officer

IKARIA ACQUISITION INC. a Delaware corporation

By:	/s/ Matthew M. Bennett

Name:	Matthew M. Bennett

Title:	Vice President & Secretary

[Signature Page to Separation and Distribution Agreement]

Schedule 1.1(a)

Ikaria Names

Mark	Country	Class(es)	Application No.	Application Date	Registration No.	Registered	Registered Owner
	United States	5	85/915,731	04/26/2013	Not Applicable	Not Applicable	INO Therapeutics LLC
	United States	10	85/915,748	04/26/2013	Not Applicable	Not Applicable	INO Therapeutics LLC
DSIR	United States	10	85/070,932	06/24/2010	4,003,732	07/26/2011	INO Therapeutics LLC
IKARIA	United States	5, 9, 10, 37, 42, 44	77/334,544	11/20/2007	3,778,583	04/20/2010	Ikaria, Inc.
FLEXTRANET	United States	42	86/062,864	09/12/2013	Not Applicable	Not Applicable	INO Therapeutics LLC
	United States	5, 9, 10, 37, 42, 44	77/334,547	11/20/2007	3,778,584	04/20/2010	Ikaria, Inc.
IKARIA ADVANCING CRITICAL CARE	United States	5, 9, 10, 37, 42, 44	77/334,549	11/20/2007	3,778,585	04/20/2010	Ikaria, Inc.
	United States	5, 10, 42	77/257,398	08/16/2007	3,758,037	03/09/2010	Ikaria, Inc.
	United States	10	79/026,694	04/04/2006	3,242,739	05/15/2007	INO Therapeutics LLC
INOCAL	United States	1	75/124,073	06/24/1996	2,109,970	10/28/1997	INO Therapeutics LLC

Mark	Country	Class(es)	Application No.	Application Date	Registration No.	Registered	Registered Owner
INOCAL CADDY	United States	12	85/791,544	11/30/2012	4,389,669	08/20/2013	INO Therapeutics LLC
INOCART	United States	12	85/791,541	11/30/2012	Not Applicable	Not Applicable	INO Therapeutics LLC
INOMAX	United States	5	75/342,495	08/18/1997	2,185,947	09/01/1998	INO Therapeutics LLC
INOMAX	United States	10	79/026,770	04/04/2006	3,280,185	08/14/2007	INO Therapeutics LLC
INOMAX DSIR	United States	10	85/071,349	06/25/2010	4,003,735	07/26/2011	INO Therapeutics LLC
INOMAX TOTAL CARE	United States	37, 39, 41	85/737,439	09/25/2012	4,389,579	08/20/2013	INO Therapeutics LLC
INOPULSE	United States	10	85/031,549	05/06/2010	3,893,703	12/21/2010	INO Therapeutics LLC
INOTHERAPY	United States	37, 39, 41	75/751,044	06/24/1999	2,678,500	01/21/2003	INO Therapeutics LLC
INOVENT	United States	10	75/124,072	06/24/1996	2,100,392	09/23/1997	INO Therapeutics LLC
NICU-PET	United States	16, 41	85/836,260	01/30/2013	4,410,417	10/01/2013	INO Therapeutics LLC
LUCASSIN	United States	5	79/006,270	10/19/2004	3,085,607	04/25/2006	Acorus Therapeutics Limited
ONSTORVIS	United States	5	85/876474 Intent-to-use	03/14/2013	Not Applicable	Not Applicable	Ikaria Therapeutics LLC
TERLIVAZ	United States	5	85/876,469 Intent-to-use	03/14/2013	Not Applicable	Not Applicable	Ikaria Therapeutics LLC
IKARIA	United States	5	78/980,137	04/22/2005	3,443,089	06/03/2008	Ikaria, Inc.
IKARIA	United States	10, 42	78/614,854	04/22/2005	3,450,879	06/17/2008	Ikaria, Inc.
IKARIA	United States	10, 42	77/257,378	08/16/2007	3,811,308	06/29/2010	Ikaria, Inc.
IKARIA	United States	10, 42	77/285,095	09/20/2007	3,811,324	06/29/2010	Ikaria, Inc.

Mark	Country	Class(es)	Application No.	Application Date	Registration No.	Registered	Registered Owner
COVOX	United States	5	78/863,912	04/18/2006	3,314,528	10/16/2007	INO Therapeutics LLC
IKARIA	Argentina	5	2895583	02/19/2009	2502255	05/04/2012	Ikaria Holdings Inc.
IKARIA	Argentina	10	2895584	02/19/2009	2,339,735	01/06/2010	Ikaria Holdings Inc.
I-N-O	Argentina	5	2012651	03/29/2007	2,201,350	12/12/2007	AGA Aktiebolag
	Argentina	10	2662580	04/10/2006	2,163,772	06/12/2007	AGA Aktiebolag
INOFLO	Argentina	5	2223956	06/11/1999	2,052,090	11/07/2005	AGA Aktiebolag
INOMAX	Argentina	5	2209540	06/23/2010	2,446,383	06/13/2011	INO Therapeutics LLC
INOMAX	Argentina	10	2656178	03/13/2006	2,158,935	05/17/2007	AGA Aktiebolag
INOVENT	Argentina	10	2990875	06/11/2012	2,509,164	06/11/2012	INO Therapeutics LLC
INOCAL	Argentina	1	2035103	10/12/2007	2,237,520	07/08/2008	AGA Aktiebolag
IKARIA	Australia	5, 9, 10, 37, 42, 44	1279359	12/24/2008	1279359	11/01/2010	Akaria Inc.
I-N-O	Australia	5	649377	12/22/1994	649377	07/09/1996	INO Therapeutics LLC
INOBlender	Australia	9, 10, 11	1133965	04/04/2006	1133965	01/08/2007	INO Therapeutics LLC
INOCAL	Australia	1	710276	06/07/1996	710276	06/13/1997	INO Therapeutics LLC
INOMAX	Australia	5	788810	03/22/1999	788810	01/14/2000	INO Therapeutics LLC
INOMAX	Australia	10, 11, 42	1134019	04/04/2006	1134019	01/29/2007	INO Therapeutics LLC
INOTHERAPY	Australia	5, 10, 39, 41, 42	796442	06/04/1999	796442	08/25/2000	INO Therapeutics LLC
INOVENT	Australia	5	649372	12/22/1994	649372	08/13/1996	INO Therapeutics LLC

Mark	Country	Class(es)	Application No.	Application Date	Registration No.	Registered	Registered Owner
INOVENT	Australia	10	710275	06/07/1996	710275	09/11/1998	INO Therapeutics LLC
LUCASSIN	Australia	5	1362084	05/18/2010	13062084	01/10/2011	Ikaria Therapeutics LLC
INOblender	Bolivia	10	06001228	11/27/2006	016623-C	11/27/2006	AGA Aktiebolag
INOMAX	Bolivia	5	086728	08/26/2006	105147-C	08/26/2006	AGA Aktiebolag
INOMAX	Bolivia	10	06000847	10/09/2006	105897-C	10/09/2006	AGA Aktiebolag
INOTHERAPY	Bolivia	5	087904	08/01/2000	80368-C	08/01/2000	AGA Aktiebolag
INOTHERAPY	Bolivia	10	087906	06/06/2000	79014-C	06/06/2000	AGA Aktiebolag
INOTHERAPY	Bolivia	42	087910	06/06/2000	79018-C	06/06/2000	AGA Aktiebolag
INOTHERAPY	Brazil	10	821729209	06/21/1999	821729209	03/11/2003
INOVENT	Brazil	5, 7, 8, 9, 10, 11, 12, 14, 21, 22, 37, 42	819273082	07/01/1996	819273082	02/23/1999	INO Therapeutics LLC
I-N-O	Brazil	5, 10, 42	818924136	12/11/1995	818924136	06/23/1998
INOBLENDER	Brazil	10	828287090	04/10/2006	828287090	05/06/2008	AGA Aktiebolag
INOCAL	Brazil	1, 2, 3, 4, 5, 17, 21, 31, 35	819273074	07/01/1996	819273074	02/23/1999	AGA Aktiebolag
INOMAX	Brazil	5, 10, 42	821749005	06/29/1999	821749005	01/27/2009	AGA Aktiebolag
INOMAX	Brazil	10	828279225	03/29/2006	828279225	05/06/2008	AGA Aktiebolag
INOTHERAPY	Brazil	44	821729233	06/21/1999	821729233	03/11/2003	AGA Aktiebolag
IKARIA	Canada	5, 10, 37, 42	1444140	07/08/2009	TMA787272	01/14/2011	Ikaria Holdings Inc.

Mark	Country	Class(es)	Application No.	Application Date	Registration No.	Registered	Registered Owner
I-N-O	Canada	5	1086868	12/20/2000	TMA576774	03/03/2003	INO Therapeutics LLC
INOblender	Canada	10	1296888	04/06/2006	TMA738591	04/22/2009	INO Therapeutics LLC
INOCAL	Canada	5	1086867	12/20/2000	TMA576744	02/28/2003	INO Therapeutics LLC
INOFLO	Canada	5	1018335	06/09/1999	TMA562856	05/30/2002	INO Therapeutics LLC
INOMAX	Canada	5	1009727	03/24/1999	TMA621362	10/01/2004	INO Therapeutics LLC
INOMAX	Canada	10	1294778	03/22/2006	TMA738008	04/15/2009	INO Therapeutics LLC
INOPULSE	Canada	10	1110179	07/20/2001	TMA602882	02/20/2004	INO Therapeutics LLC
INOTHERAPY	Canada	5, 10, 37, 42	1018336	06/09/1999	TMA643009	06/27/2005	INO Therapeutics LLC
INOVENT	Canada	10	817096	07/05/1996	TMA540612	01/31/2001	INO Therapeutics LLC
ONSTORVIS	Canada	5	1622223	04/11/2013	Not Applicable	Not Applicable	Ikaria Therapeutics LLC
TERLIVAZ	Canada	5	1622222	04/11/2013	Not Applicable	Not Applicable	Ikaria Therapeutics LLC
IKARIA	Chile	5, 10	855480	02/19/2009	875699	02/11/2010	Ikaria Holdings Inc.
INOBLENDER	Chile	10	726119	04/11/2006	764847	08/14/2006	INO Therapetics LLC
INOMAX	Chile	5	954234	05/24/2011	924725	06/27/2011	INO Therapetics LLC
INOMAX	Chile	10	722926	03/14/2006	762143	07/10/2006	INO Therapetics LLC
INOTHERAPY	Chile	5, 10	889954	12/29/2009	874937	11/22/2009	INO Therapetics LLC
INOTHERAPY	Chile	41	889953	12/29/2009	874936	01/24/2010	INO Therapetics LLC

Mark	Country	Class(es)	Application No.	Application Date	Registration No.	Registered	Registered Owner
INOVENT	Chile	10	754714	12/11/2006	784521	03/24/2007	INO Therapetics LLC
INOBlender	China	9	G892785A	02/08/2006	G892785A	04/04/2006	AGA AB
INOBlender	China	10	G892785A	02/08/2006	G892785A	04/04/2006	AGA AB
INOBlender	China	11	G892785A	02/08/2006	G892785A	04/04/2006	AGA AB
INOMAX	China	10	G893015A	02/08/2006	G893015A	04/04/2006	AGA AB
INOMAX	China	11	G893015A	02/08/2006	G893015A	04/04/2006	AGA AB
INOMAX	China	42	G893015A	02/08/2006	G893015A	04/04/2006	AGA AB
INO	China	5	928660	03/29/1995	928660	01/14/2007	AGA Aktiebolag
INOMAX	China	5	928657	03/29/1995	928657	01/14/2007	AGA Aktiebolag
INOTHERAPY	China	1	1464135	06/11/1999	1464135	10/28/2010	AGA Aktiebolag
INOTHERAPY	China	5	1507781	06/11/1999	1507781	01/14/2011	AGA Aktiebolag
INOTHERAPY	China	39	1467378	06/11/1999	1467378	10/28/2010	AGA Aktiebolag
INOTHERAPY	China	41	1459508	06/11/1999	1459508	10/14/2010	AGA Aktiebolag
INOTHERAPY	China	42	1459493	06/11/1999	1459493	10/14/2010	AGA Aktiebolag
INOVENT	China	10	960071150	06/17/1996	1071982	08/07/1997	AGA Aktiebolag
I-N-O	Colombia	5	02054901	06/25/2002	300687	08/04/2005	AGA Aktiebolag
INOCAL	Colombia	1	03092357	10/16/2003	302673	08/16/2005	AGA Aktiebolag
INOFLO	Colombia	5	99036215	06/09/1999	226864	05/19/2000	AGA Aktiebolag
INOTHERAPY	Colombia	5	99036226	06/09/1999	225942	04/13/2000	AGA Aktiebolag
INOTHERAPY	Colombia	39	99036219	06/09/1999	225945	04/13/2000	AGA Aktiebolag
INOTHERAPY	Colombia	41	99036218	06/09/1999	225946	04/13/2000	AGA Aktiebolag
INOTHERAPY	Colombia	42	99036217	06/09/1999	225943	04/13/2000	AGA Aktiebolag

Mark	Country	Class(es)	Application No.	Application Date	Registration No.	Registered	Registered Owner
INOVENT	Colombia	10	96043125	08/14/1996	195231	03/19/1997	AGA Aktiebolag
IKARIA	Community Trademarks	5, 10, 42	004664652	10/21/2005	004664652	09/06/2006	Ikaria, Inc.
	Community Trademarks	5, 10, 42	005221593	07/26/2006	005221593	07/05/2007	Ikaria, Inc.
IKARIA	Community Trademarks	9, 37, 44	007590722	02/10/2009	007590722	09/09/2009	Ikaria Holdings Inc.
INO	Ecuador	5	63631	12/12/1995	2520	09/04/1997	INO Therapeutics LLC
INOblender	Ecuador	10	169881	04/17/2006	2181-07	03/21/2007	INO Therapeutics LLC
INOCAL	Ecuador	1	69161	06/05/1996	4941	12/10/1997	INO Therapeutics LLC
INOMAX	Ecuador	10	168716	03/15/2006	1604-07	02/16/2007	INO Therapeutics LLC
INOVENT	Ecuador	10	69160	06/05/1996	4940-97	12/10/1997	INO Therapeutics LLC
INOBLENDER	Hong Kong	10	300619975	04/13/2006	300619975	09/14/2006	INO Therapeutics LLC
INOCAL	Hong Kong	1	199802985	06/11/1996	199802985	03/30/1998	INO Therapeutics LLC
INOMAX	Hong Kong	5	200003618	03/23/1999	200003618	02/29/2000	INO Therapeutics LLC
INOMAX	Hong Kong	10	300601893	03/17/2006	300601893	08/10/2006	INO Therapeutics LLC
INOTHERAPY	Hong Kong	1	200004712	06/05/1999	200004712	03/23/2000	INO Therapeutics LLC
INOTHERAPY	Hong Kong	5	200004713	06/05/1999	200004713	03/23/2000	INO Therapeutics LLC
INOTHERAPY	Hong Kong	7	200101483	06/05/1999	200101483	02/09/2001	INO Therapeutics LLC

Mark	Country	Class(es)	Application No.	Application Date	Registration No.	Registered	Registered Owner
INOTHERAPY	Hong Kong	10	200004714	06/05/1999	200004714	03/23/2000	INO Therapeutics LLC
INOTHERAPY	Hong Kong	11	200101402	06/05/1999	200101402	02/08/2001	INO Therapeutics LLC
INOTHERAPY	Hong Kong	39	200105749	06/05/1999	200105749	05/17/2001	INO Therapeutics LLC
INOTHERAPY	Hong Kong	41	200106471	06/05/1999	200106471	06/01/2001	INO Therapeutics LLC
INOTHERAPY	Hong Kong	42	200106472	06/05/1999	200106472	06/01/2001	INO Therapeutics LLC
INOVENT	Hong Kong	5	199702525	03/11/1995	199702525	03/07/1997	The BOC Group Inc.
INOVENT	India	10	728393	06/24/1996	298112	06/24/1996	Ohmeda Inc.
I-N-O	India	5	658085	03/09/1995	714394	03/28/2008	AGA Aktiebolag
INOBLENDER	India	10	1447168	04/13/2006	748025	08/25/2008	AGA Aktiebolag
INOCAL	India	1	728392	06/24/1996	267071	07/15/2003	The BOC Group, Inc.
INOMAX	India	5	658089	03/09/1995	285498	01/06/2004	Ohmeda Inc.
INOMAX	India	10	1433164	03/15/2006	748006	08/25/2008	AGA Aktiebolag
INOTHERAPY	India	7	860253	06/09/1999	265158	06/13/2003	AGA Aktiebolag
IKARIA	Indonesia	5, 10	D002009006782	03/03/2009	IDM000271544	09/21/2010	Ikaria Holdings Inc.
INOREG	Indonesia	11	R002008007428	07/15/2009	IDM000213550	08/13/2009
INOREG	Indonesia	11	R002008008669	10/14/2009	IDM000234196	01/25/2010
INOTHERAPY	Indonesia	1	R002008007436	07/15/2009	IDM000213557	08/13/2009
INOTHERAPY	Indonesia	5	R002008007429	07/15/2009	IDM000213551	08/13/2009
INOTHERAPY	Indonesia	10	R002008007432	07/15/2009	IDM000213553	08/13/2009
INOTHERAPY	Indonesia	11	R002008007431	07/15/2009	IDM000213552	08/13/2009

Mark	Country	Class(es)	Application No.	Application Date	Registration No.	Registered	Registered Owner
INOTHERAPY	Indonesia	11	R002008008672	10/14/2009	IDM000234197	01/25/2010
INOTHERAPY	Indonesia	39	V002008007435	07/15/2009	IDM000213556	08/13/2009
INOTHERAPY	Indonesia	41	V002008007433	07/15/2009	IDM000213554	08/13/2009
INOTHERAPY	Indonesia	44	V002008007434	07/15/2009	IDM000213555	08/13/2009
I-N-O	Indonesia	5	R00200500549	03/22/20005	IDM000238514	03/02/2010
INOMAX	Indonesia	5	R00200500550	03/22/2005	IDM000238515	03/02/2010
IKARIA	Japan	5, 9, 10, 37, 42, 44	2009-052455	07/10/2009	5312137	03/26/2010	Ikaria Holdings Inc.
アイノキャル (INOCAL in Katakana)	Japan	1	2003-037253	05/08/2003	4768539	04/30/2004	INO Therapeutics LLC
INOFLO	Japan	1, 5	H11-051919	06/11/1999	4455017	02/23/2001	INO Therapeutics LLC
INOMAX	Japan	5	H11-025043	03/19/1999	4359499	02/04/2000	INO Therapeutics LLC
アイノマックス (INOMAX in Katakana)	Japan	5	2003-037251	05/08/2003	4783465	07/02/2004	INO Therapeutics LLC
INOMETER	Japan	9, 10, 42, 44	2002-083154	10/01/2002	4710141	09/12/2003	INO Therapeutics LLC
INOTHERAPY	Japan	5, 10, 41, 42	H11-058119	06/28/1999	4478969	06/01/2001	INO Therapeutics LLC
アイノセラピー (INOTHERAPY in Katakana)	Japan	5, 10, 44	2003-037252	05/08/2003	4765385	04/16/2004	INO Therapeutics LLC
イノベント (INOVENT in Katakana)	Japan	10	2001-045864	05/22/2001	4628986	12/13/2002	INO Therapeutics LLC
INOPULSE	Japan	10	2012-52253	06/28/2012	Not Applicable	Not Applicable	INO Therapeutics LLC
I-N-O	Malaysia	5	95003799	04/24/1995	95003799	04/24/1995	AGA Aktiebolag

Mark	Country	Class(es)	Application No.	Application Date	Registration No.	Registered	Registered Owner
INOblender	Malaysia	10	06006346	04/19/2006	06006346	04/19/2006	INO Therapeutics LLC
INOCAL	Malaysia	1	97010861	08/06/1997	97010861	08/06/1997	AGA Aktiebolag
INOMAX	Malaysia	5	95003803	04/24/1995	95003803	04/24/1995	AGA Aktiebolag
INOMAX	Malaysia	10	06004524	03/22/2006	06004524	03/22/2006	AGA Aktiebolag
INOREG	Malaysia	7	99005103	06/14/1999	99005103	06/14/1999	AGA Aktiebolag
INOREG	Malaysia	11	99005106	06/14/1999	99005106	06/14/1999	AGA Aktiebolag
INOTHERAPY	Malaysia	1	99005108	06/14/1999	99005108	06/14/1999	AGA Aktiebolag
INOTHERAPY	Malaysia	5	99005109	06/14/1999	99005109	06/14/1999	AGA Aktiebolag
INOTHERAPY	Malaysia	7	99005248	06/16/1999	99005248	06/16/1999	AGA Aktiebolag
INOTHERAPY	Malaysia	10	99005105	06/14/1999	99005105	06/14/1999	AGA Aktiebolag
INOTHERAPY	Malaysia	11	99005113	06/14/1999	99005113	06/14/1999	AGA Aktiebolag
INOTHERAPY	Malaysia	39	99005112	06/14/1999	99005112	06/14/1999	AGA Aktiebolag
INOTHERAPY	Malaysia	41	99005111	06/14/1999	99005111	06/14/1999	AGA Aktiebolag
INOTHERAPY	Malaysia	44	99005110	06/14/1999	99005110	06/14/1999	AGA Aktiebolag
INOVENT	Malaysia	10	97010799	08/05/1997	97010799	08/05/1997	Datex-Ohmeda Inc.
INOFLO	Malaysia	1	99005107	06/14/1999	99005107	06/14/1999	AGA Aktiebolag
INOBLENDER	Mexico	10	777519	04/17/2006	932936	04/28/2006	AGA Aktiebolag
INOCAL	Mexico	1	795525	07/21/2006	980431	04/19/2007	AGA Aktiebolag
INOMAX	Mexico	5	368830	03/24/1999	660113	06/26/2000	AGA Aktiebolag
INOMAX	Mexico	10	771663	03/14/2006	929989	04/21/2006	AGA Aktiebolag
INOMETER	Mexico	9	636290	01/07/2004	824044	02/27/2004	AGA Aktiebolag
INOMETER	Mexico	10	636289	01/07/2004	824496	03/09/2004	AGA Aktiebolag
INOTHERAPY	Mexico	1	380022	06/22/1999	622110	08/31/1999	AGA Aktiebolag

Mark	Country	Class(es)	Application No.	Application Date	Registration No.	Registered	Registered Owner
INOTHERAPY	Mexico	5	380026	06/22/1999	620493	08/30/1999	AGA Aktiebolag
INOTHERAPY	Mexico	10	380021	06/22/1999	622109	08/31/1999	AGA Aktiebolag
INOTHERAPY	Mexico	11	380017	06/22/1999	622106	08/31/1999	AGA Aktiebolag
INOTHERAPY	Mexico	11	380020	06/22/1999	624904	09/27/1999	AGA Aktiebolag
INOTHERAPY	Mexico	39	380025	06/22/1999	647546	03/28/2000	AGA Aktiebolag
INOTHERAPY	Mexico	41	380016	06/22/1999	656311	05/30/2000	AGA Aktiebolag
INOTHERAPY	Mexico	42	380018	06/22/1999	622107	08/31/1999	AGA Aktiebolag
INOVENT	Mexico	10	795890	07/24/2006	969641	01/25/2007	Datex-Ohmeda Inc.
IKARIA	New Zealand	5, 10, 37, 42, 44	802093	02/04/1999	802093	08/12/2010	Ikaria Holdings Inc.
I-N-O	New Zealand	5	244337	12/22/1994	244337	01/24/1997	INO Therapeutics LLC
INOblender	New Zealand	10	746071	04/07/2006	746071	07/12/2007	INO Therapeutics LLC
INOCAL	New Zealand	1	263005	06/04/1996	263005	07/21/1997	INO Therapeutics LLC
INOMAX	New Zealand	10	744310	03/10/2006	744310	09/14/2006	INO Therapeutics LLC
INOREG	New Zealand	7	310701	06/04/1999	310701	12/07/2000	INO Therapeutics LLC
INOREG	New Zealand	11	310700	06/04/1999	310700	12/07/2000	INO Therapeutics LLC
INOTHERAPY	New Zealand	1	310704	06/04/1999	310704	12/07/2000	INO Therapeutics LLC
INOTHERAPY	New Zealand	5	310705	06/04/1999	310705	12/07/2000	INO Therapeutics LLC
INOTHERAPY	New Zealand	7	310706	06/04/1999	310706	12/07/2000	INO Therapeutics LLC
INOTHERAPY	New Zealand	10	310707	06/04/1999	310707	12/07/2000	INO Therapeutics LLC

Mark	Country	Class(es)	Application No.	Application Date	Registration No.	Registered	Registered Owner
INOTHERAPY	New Zealand	11	310708	06/04/1999	310708	12/07/2000	INO Therapeutics LLC
INOTHERAPY	New Zealand	39	310709	06/04/1999	310709	12/07/2000	INO Therapeutics LLC
INOTHERAPY	New Zealand	41	310710	06/04/1999	310710	12/07/2000	INO Therapeutics LLC
INOTHERAPY	New Zealand	42	310711	06/04/1999	310711	12/07/2000	INO Therapeutics LLC
INOVENT	New Zealand	10	263006	06/04/1996	263006	09/11/1997	INO Therapeutics LLC
INOblender	Pakistan	10	220555	04/07/2006	220555	11/01/2010	AGA Aktiebolag
INOCAL	Pakistan	1	167271	10/24/2000	167271	10/24/2007	AGA Aktiebolag
INOFLO	Pakistan	1	155649	06/10/1999	155649	Unknown	AGA Aktiebolag
INOMAX	Pakistan	10	219440	03/10/2006	219440	05/25/2011	AGA Aktiebolag
INOTHERAPY	Pakistan	1	155648	06/10/1999	155648	10/11/2005	AGA Aktiebolag
INOTHERAPY	Pakistan	11	155656	06/10/1999	155656	12/08/2005	AGA Aktiebolag
INOMAX	Pakistan	5	153912	Unknown	153912	Unknown	AGA Aktiebolag
I-N-O	Pakistan	5	167274	10/24/2000	Not Applicable	Not Applicable	AGA Aktiebolag
INOFLO	Pakistan	5	155650	06/10/1999	Not Applicable	Not Applicable	AGA Aktiebolag
INOTHERAPY	Pakistan	16	155909	06/25/1999	Not Applicable	Not Applicable	AGA Aktiebolag
I-N-O	Philippines	5	41995099402	03/31/1995	41995099402	07/30/2005	AGA Aktiebolag
INOblender	Philippines	10	42006003882	04/07/2006	42006003882	03/05/2007	AGA Aktiebolag
INOCAL	Philippines	1	42004007800	08/24/2004	42004007800	12/24/2007	AGA Aktiebolag
INOFLO	Philippines	1, 5	42002007546	09/05/2002	42002007546	05/09/2005	AGA Aktiebolag
INOMAX	Philippines	5	42006003069	03/17/2006	42006003069	11/13/2006	AGA Aktiebolag

Mark	Country	Class(es)	Application No.	Application Date	Registration No.	Registered	Registered Owner
INOREG	Philippines	7, 11	42002007548	09/05/2002	42002007548	03/20/2005	AGA Aktiebolag
INOTHERAPY	Philippines	1, 5, 7, 10, 11, 39, 41, 42	42002007547	09/05/2002	42002007547	03/20/2005	AGA Aktiebolag
INOMAX	Philippines	5	42009500140	3/26/2009	42009500140	8/13/2009	INO Therapeutics LLC
INOMAX	Philippines	10	42006002837	3/13/2006	42006002837	4/30/2007	AGA Aktiebolag
IKARIA	Singapore	5, 9, 10, 37, 42, 44	T09014281	02/12/2009	T09014281	05/21/2009	Ikaria Holdings Inc.
INOCAL	Singapore	1	T9605650C	06/05/1996	T9605650C	11/29/1999	INO Therapeutics LLC
INOMAX	Singapore	5	T9902879I	03/23/1999	T9902879I	09/14/2000	INO Therapeutics LLC
INOTHERAPY	Singapore	5	T9906031E	06/14/1999	T9906031E	09/22/2000	INO Therapeutics LLC
INOTHERAPY	Singapore	10	T9906033A	06/14/1999	T9906033A	11/01/2000	INO Therapeutics LLC
INOVENT	Singapore	10	T9605651A	06/05/1996	T9605651A	06/01/1999	INO Therapeutics LLC
INOTHERAPY	Singapore	11	T0525595H	12/20/2005	T0525595H	01/23/2007	AGA Aktiebolag
INOVENT	South Africa	10	1996/07268	06/03/1996	1996/07268	09/01/1999
INOBLENDER	South Africa	10	2006/07894	04/07/2006	Not Applicable	Not Applicable
IKARIA	Taiwan	5, 10	098004085	02/06/2009	01411355	05/16/2010	Akaria Holdings Inc.
INOblender	Taiwan	10	095017730	04/10/2006	01248877	02/01/2007	INO Therapeutics LLC
INOCAL	Taiwan	1	85026895	06/03/1996	00766655	07/16/1997	INO Therapeutics LLC
INOMAX	Taiwan	5	84009974	03/07/1995	00713867	04/16/1996	INO Therapeutics LLC

Mark	Country	Class(es)	Application No.	Application Date	Registration No.	Registered	Registered Owner
INOMAX	Taiwan	10	95011908	03/13/1996	01234266	11/01/1996	INO Therapeutics LLC
INOTHERAPY	Taiwan	1	88029585	06/16/1999	00910823	11/01/2000	INO Therapeutics LLC
INOTHERAPY	Taiwan	5	88029584	06/16/1999	00908744	10/16/2000	INO Therapeutics LLC
INOTHERAPY	Taiwan	10	88029582	06/16/1999	00890901	05/01/2000	INO Therapeutics LLC
INOTHERAPY	Taiwan	11	88029581	06/16/1999	00907828	10/01/2000	INO Therapeutics LLC
INOTHERAPY	Taiwan	41	88029579	06/16/1999	00131154	10/16/2000	INO Therapeutics LLC
INOTHERAPY	Taiwan	42	88029578	06/16/1999	00137557	02/01/2001	INO Therapeutics LLC
INOVENT	Taiwan	5	84009979	03/07/1995	713868	04/16/1996	INO Therapeutics LLC
INOTHERAPY	Thailand	5	392056	07/08/1999	TM121076	07/08/1999	AGA AB
INOTHERAPY	Thailand	10	392058	07/08/1999	TM124636	07/08/1999	AGA AB
INOVENT	Thailand	10	312549	07/11/1996	TM60264	08/15/1996	AGA AB
INOblender	Thailand	10	623525	04/12/2006	TM251215	04/12/2006	AGA AB
INOMAX	Thailand	10	621585	03/24/2006	TM254899	03/24/2006	AGA AB
IKARIA	Uruguay	5, 10	399805	02/17/2009	399805	01/17/2012	Akaria Holdings Inc.
I-N-O	Uruguay	5	381551	06/08/2007	381551	08/04/1997	INO Therapeutics LLC
INOblender	Uruguay	10	370252	04/20/2006	370252	05/16/2007	INO Therapeutics LLC
INOCAL	Uruguay	1	392509	05/30/2008	392509	06/05/1998	INO Therapeutics LLC
INOMAX	Uruguay	5	429525	11/18/2011	Not Applicable	11/26/2001	AGA Aktiebolag

Mark	Country	Class(es)	Application No.	Application Date	Registration No.	Registered	Registered Owner
INOMAX	Uruguay	10	369364	03/10/2006	369364	03/28/2007	AGA Aktiebolag
INOTHERAPY	Uruguay	5, 10, 11, 39, 41, 44	419863	01/27/2011	419863	08/01/2000	INO Therapeutics LLC
INOVENT	Uruguay	10	287645	06/13/1996	287645	08/04/1997	INO Therapeutics LLC
INOVENT	Venezuela	10	2011-001901	02/07/2011	Not Applicable	Not Applicable	INO Therapeutics LLC
I-N-O	Venezuela	5	1995-020086	12/12/1995	P197278	05/09/1997	AGA Aktiebolag
	Venezuela	10	2006-007649	04/07/2006	P282088	10/24/2007	AGA Aktiebolag
INOCAL	Venezuela	1	1996-008395	06/06/1996	P202514	01/23/1998	The BOC Group, Inc.
INOMAX	Venezuela	10	2006-005678	06/17/2006	P275561	11/30/2006	AGA Aktiebolag
INOTHERAPY	Venezuela	10	1999-010553	06/17/1999	P222135	07/07/2000	AGA Aktiebolag
INOTHERAPY	Venezuela	39	1999-010546	06/17/1999	S013332	07/07/2000	AGA Aktiebolag
INOTHERAPY	Venezuela	41	1999-010545	06/17/1999	S013331	07/07/2000	AGA Aktiebolag

Schedule 1.1(b)

R&DCo Intellectual Property

IKARIA REFERENCE NUMBER	TITLE	COUNTRY	STATUS	FILING DATE	APPLICATION NUMBER
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]

Schedule 6.1(c)

Indemnification Matters

The R&DCo Option Payments

Schedule 8.13(a)

R&DCo Assets Used in or Necessary for Ikaria Business

None.

Schedule 8.13(b)

Required Consents

None.

Exhibit A

Form of Device Clinical Supply Agreement

Incorporated by reference to Exhibit 10.11 to the Company’s Registration Statement on Form S-1

Exhibit B

Form of Drug Clinical Supply Agreement

Incorporated by reference to Exhibit 10.12 to the Company’s Registration Statement on Form S-1

Exhibit C

Form of Employee Matters Agreement

Incorporated by reference to Exhibit 10.13 to the Company’s Registration Statement on Form S-1

Exhibit D

Form of R&D Cross License Agreement

Incorporated by reference to Exhibit 10.14 to the Company’s Registration Statement on Form S-1

Exhibit E

Form of Transition Services Agreement

Incorporated by reference to Exhibit 10.15 to the Company’s Registration Statement on Form S-1